Exhibit 10.1


                              HILLS PLAZA PHASE I

                                  OFFICE LEASE


  SRI HILLS PLAZA VENTURE, LLC, a Delaware limited liability company, Landlord

                                       and

            SHARPER IMAGE CORPORATION, a Delaware corporation, Tenant


                            DATED AS OF: May 10, 2004

                                TABLE OF CONTENTS
Paragraph                                                                   Page
---------                                                                   ----
       1.      Premises                                                        1
       2.      Certain Basic Lease Terms                                       1
       3.      Term; Delivery of Possession of Premises                        2
       4.      Premises "As Is"; Initial Alterations;
               Landlord's Allowance; Landlord's Work                           3
       5.      Monthly Rent                                                    6
       6.      Deleted                                                         7
       7.      Additional Rent: Increases in Operating
               Expenses and Tax Expenses                                       7
       8       Use of Premises; Compliance with Law                           11
       9.      Alterations and Restoration                                    15
      10.      Repair                                                         16
      11.      Abandonment                                                    17
      12.      Liens                                                          17
      13.      Assignment and Subletting                                      17
      14.      Indemnification of Landlord                                    21
      15.      Insurance                                                      22
      16.      Mutual Waiver of Subrogation Rights                            23
      17.      Utilities                                                      24
      18.      Personal Property and Other Taxes                              26
      19.      Rules and Regulations                                          26
      20.      Surrender; Holding Over                                        26
      21.      Subordination and Attornment                                   27
      22.      Financing Condition                                            28
      23.      Entry by Landlord                                              28
      24.      Insolvency or Bankruptcy                                       29
      25.      Default and Remedies                                           29
      26.      Damage or Destruction                                          31
      27.      Eminent Domain                                                 33
      28.      Landlord's Liability; Sale of Building                         33
      29.      Estoppel Certificates                                          34
      30.      Right of Landlord to Perform                                   34
      31.      Late Charge                                                    35
      32.      Attorneys' Fees; Waiver of Jury Trial                          35
      33       Waiver                                                         35
      34.      Notices                                                        36
      35.      Deleted                                                        36
      36.      Defined Terms and Marginal Headings                            36
      37.      Time and Applicable Law                                        36
      38.      Successors                                                     36
      39.      Entire Agreement; Modifications                                36

      40.      Light and Air                                                  37
      41.      Name of Building                                               37
      42.      Severability                                                   37
      43.      Authority                                                      37
      44.      No Offer                                                       37
      45.     Real Estate Brokers                                             37
      46      Consents and Approvals                                          37
      47.     Reserved Rights                                                 38
      48.     Financial Statements                                            38
      49.     Deleted                                                         38
      50.     Nondisclosure of Lease Terms                                    38
      51.     Hazardous Substance Disclosure                                  38
      52.     Options to Renew                                                39
      53.     Building Signage
      54.     Right of First Offer                                            40
      55.     Parking                                                         41




      EXHIBITS:

      A - Outline of Premises
      B - Rules and Regulations
      C - Form of Commencement Date Letter
      D - Appraisal Procedure

                                      LEASE

         THIS LEASE is made as of the 10th day of May, 2004, between SRI HILLS PLAZA VENTURE, LLC, a Delaware limited liability company ("Landlord"), and SHARPER IMAGE CORPORATION, a Delaware corporation ("Tenant").

         1. Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions set forth herein, the space outlined on the attached Exhibit A (the "Premises"; the Premises are comprised of the "Office Premises" and the "Retail Premises", as defined in Paragraph 2.a. below). The Premises are located on the floor(s) specified in Paragraph 2 below of the building (the "Building") presently known as Hills Plaza Phase I, located at 345 Spear Street, San Francisco, California. The Building is part of a combined office, retail and residential condominium project (the "Project") located on the entire block of Spear Street between Harrison Street and Folsom Street, in San Francisco, California. The Building, the parcel(s) of land (the "Land") on which the Building is located and any other improvements on the Land, the common areas of the Project and the underground garage for the Project are referred to herein as the "Real Property."

         Tenant's lease of the Premises shall include the right to use, in common with others and subject to the other provisions of this lease, the public lobbies, entrances, stairs, elevators and other common areas of the Building. All of the windows and outside walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electrical equipment or other utilities or Building facilities are reserved solely to Landlord (subject to Tenant's use of the same as expressly approved by Landlord in writing as part of approved Initial Alterations (as defined in Paragraph 4a below) or other Alterations (as defined in Paragraph 9 below)), and Landlord shall have rights of access through the Premises in accordance with Paragraph 23 below for the purpose of operating, maintaining and repairing the same.

         2. Certain Basic Lease Terms. As used herein, the following terms shall have the meaning specified below:

            a. Floor(s) on which the Premises are located: (i) all of the rentable area on the sixth (6th) floor of the Building (the "Office Premises") and (ii) certain ground floor space located along the Building's frontage at the corner of Folsom and Spear Streets (the "Retail Premises"). The Office Premises are currently designated as Suite 600, and the Retail Premises are currently designated as Suite 118. Landlord and Tenant agree that for the purpose of this Lease, the Office Premises shall be deemed to contain 63,970 rentable square feet of space, and the Retail Premises shall be deemed to contain 3,094 rentable square feet of space. Each of the Office Premises and the Retail Premises is referred to in this Lease as an "Increment".

            b. Lease term: Approximately ten (10) years and seven (7) months, commencing on the date Landlord delivers possession of the Premises to Tenant in the condition required by Paragraph 4 below (the "Commencement Date"), and ending on the last day of the one hundred twentieth (120th) full calendar month following the Office Premises Rent Commencement Date (as defined below) (the "Expiration Date" The scheduled Commencement Date is July 1, 2005 (the "Scheduled Commencement Date"). Upon either party's request after the Office Premises Rent Commencement Date and the Retail Premises Rent Commencement Date (as defined below), Landlord and Tenant shall execute a letter in the form of Exhibit C attached hereto confirming such dates, the Commencement date, and the Expiration Date.

            c.    Monthly Rent: Office

                  Premises:
                  Lease Years 1 through 10          $170,586.67

                  Retail Premises: The respective sums set forth as follows:

                  Period                           Monthly Rent
                  ------                           ------------
                  Retail Premises Rent
                  Commencement Date
                  through Lease Year 3              $2,578.33
                  Lease Years 4 through 6           $3,094.00
                  Lease Years 7 through 10          $3,609.67

                  Lease Year 1 shall commence on the Office Premises Rent Commencement Date and shall end on the last day of the twelfth (1 ) full calendar month thereafter, and each subsequent Lease Year shall be the twelve (12) full calendar month period commencing on the day after the expiration of the prior Lease Year, except that the last Lease Year hereunder shall in any event end on the Expiration Date. The "Office Premises Rent Commencement Date" shall be the earlier to occur of (i) one hundred eighty (180) days after the Commencement Date with respect to the Office Premises, or (ii) the date Tenant shall commence the conduct of business in the Office Premises or any portion thereof, but in no event shall the Office Premises Rent Commencement Date be prior to February 1, 2006. In the event that Tenant shall occupy the Office Premises or any portion thereof for the conduct of business prior to February 1, 2006, then during such prior period Tenant shall pay, on a monthly basis in advance, Tenant's Office Share (as defined in Paragraph 2.e. below) of Operating Expenses and Tax Expenses (as defined in Paragraph 7 below) allocable to such prior period. The "Retail Premises Rent Commencement Date" shall be the earlier to occur of (i) the later of (A) one hundred eighty (180) days after the Commencement Date with respect to the Retail Premises, or (B) February 1, 2006, or (ii) the date Tenant shall commence the conduct of business in the Retail Premises or any portion thereof.

            d.    Security Deposit: None.

            e.    Tenant's Office Share: 17.3 9%.
                  Tenant's Retail Share: 9.87%.
                  Tenant's Office Tax Share: 16.03%.
                  Tenant's Retail Tax Share: 0.77%.

            f.    Base Year: The calendar year 2006.
                  Base Tax Year: The calendar year 2006.

            g.    Business of Tenant: Retail specialty products.

            h. Real estate broker(s); Shorenstein Management, Inc., and McLellan Commercial Real Estate, Inc.

         3. Term: Delivery of Possession of Premises.

            a. The term of this Lease shall commence on the Commencement Date (as defined in Paragraph 2.b.) and, unless sooner terminated or extended pursuant to the terms hereof or at law, shall expire on the Expiration Date (as defined in Paragraph 2.b.).

            b.    Landlord  shall use  commercially  reasonable  efforts  (which shall in no event require litigation or other legal proceedings except as expressly set forth in clause (iv) of the next paragraph) to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date. Landlord acknowledges that "delivery of the Premises" (or the Retail Premises or the Office Premises, as the case may be), or "delivery of possession of the Premises" (or the Retail Premises or the Office Premises, as the case may be), means delivery free and clear of all tenants and other occupants. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, except as provided below in this Paragraph 3.b., this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but the Commencement Date shall be delayed until the date Landlord delivers possession of the Premises to Tenant in the condition required by this Lease. No delay in delivery of possession of the Premises shall operate to extend the term of this Lease or amend Tenant's obligations under this Lease.

         Notwithstanding the foregoing or Paragraph 2.b. or 3.a. above, (i) if Landlord is unable to deliver possession of the Retail Premises to Tenant on the same date as the Office Premises, then Landlord may deliver the Retail Premises to Tenant after (but not before) delivery of the Office Premises, and in such event the Commencement Date hereunder shall be the dare Landlord delivers the Office Premises to Tenant in the condition required by Paragraph 4 below, but notwithstanding that the Commencement Date shall have so occurred, the term of this Lease shall not commence hereunder as respects the Retail Premises until the date that Landlord delivers the Retail Premises to Tenant in the condition required by Paragraph 4 below, (ii) if the Commencement Date with respect to the Retail Premises does nor occur on or before May 1. 2006, as such date shall be extended for delays in Retail Premises Commencement Date caused by Force Majeure (as defined below) (such date, as so extended, the "Retail Trigger Date"), then Tenant may terminate this Lease as respects the Retail Premises upon written notice to Landlord given within ten (10) days after the Trigger date, and this Lease shall terminate as respects the Retail Premises as of the date Landlord receives such termination notice, (iii) if the Commencement Date with respect to the Office Premises does not occur on or before July 1, 2006, as such date shall be extended for delays in Office Premises Commencement Date caused by Force Majeure (such date, as so extended, the "Office Trigger Date"), then Tenant may terminate this Lease as respects the Office Premises upon written notice to Landlord given within ten (10) days after the Office Trigger Date, and this Lease shall terminate as respects the Office Premises as of the date Landlord receives such termination notice, (iv) if Landlord is unable to deliver possession of the Office Premises to Tenant by August 1, 2005 because the then tenant of the Office Premises shall hold over therein, Landlord shall promptly commence and diligently pursue such legal proceedings as shall be commercially reasonable and permitted by applicable law in order to obtain possession of the Office Premises and deliver the same to Tenant, and (v) if Landlord is unable to deliver possession of the Office Premises to Tenant by November 1, 2005 because the then tenant of the Office Premises shall hold over therein, then for each two (2) days of additional delay in delivery of the Office Premises to Tenant beyond November 1, 2005 that is caused by such tenant holdover, the Monthly Rent first payable by Tenant for the Office Premises shall be abated one (1) day; provided, however, that in no event shall the total number of days of so abated Monthly Rent exceed the number of days from February 1, 2006 to the date that Tenant shall commence the conduct of business in the Office Premises or any portion thereof. Landlord and Tenant acknowledge that the provisions of clauses
(iv) and (v) above only apply to delays in delivery to the extent caused by tenant holdover, and such clauses shall not apply to delivery delays to the extent caused by Force Majeure.

         Provided that Landlord shall have used commercially reasonable efforts as aforesaid to deliver possession of the Premises to Tenant on or before the Scheduled Commencement Date, the termination and abatement provisions set forth above in this Paragraph 3.b. shall be Tenant's sole remedies for delays in the Office Premises Commencement Date and/or the Retail Premises Commencement Dates, but in no event shall the foregoing proviso be deemed to imply that the limitations on Landlord's liability set forth in Paragraph 28 of this Lease are not applicable, and the parties expressly confirm that such limitations on Landlord's liability apply to Landlord's failure to timely deliver possession of the Premises to Tenant for any reason.

         "Force Majeure" shall mean strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or other casualty, war, terror, riot, insurrection, acts of God, or any other cause (other than financial inability) beyond the reasonable control of Landlord, except that for purposes of this Paragraph 3.b. only, "Force Majeure" shall not include tenant holdover.

         4.  Premises  "As  Is";  Initial  Alterations:   Landlord's  Allowance:
Landlord's Work

            a. Premises As Is. Tenant shall accept possession of the Premises in their "as is" state and condition and, except for Landlord's Allowance and Landlord's Work described in Paragraph 4.b. below, Landlord shall have no obligation to make or pay for any alterations, improvements or renovations in or to the Premises or to otherwise prepare the Premises for Tenant's occupancy, but the foregoing shall not diminish Landlord's ongoing repair and maintenance obligations pursuant to the provisions of this Lease, The parties acknowledge that Tenant intends to make certain alterations and improvements (the "Initial Alterations") to the Premises after the Commencement Date. The construction of the Initial Alterations shall be subject to Landlord's approval in accordance with Paragraph 9 hereof and otherwise governed by Paragraph 9 hereof. The general contractor selected by Tenant in accordance with Paragraph 9 hereof to construct the Initial Alterations is referred to hereinafter as `Contractor.'

            b. Landlord's Allowance. Landlord shall contribute toward the cost of the design, construction and installation of the Initial Alterations (including, without limitation, Contractor's fee and the Alteration Operations

Fee provided for in Paragraph 9 below) an aggregate amount ("Landlord's Allowance") as follows: (I) with respect to the Initial Alterations in the Office Premises, an aggregate amount not to exceed One Million Nine Hundred Nineteen Thousand One Hundred Dollars ($1,919,100.00) (which equals $30.00 per rentable square foot of the Office Premises); provided however, that a portion of Landlord's Allowance, not to exceed, in the aggregate, Two Hundred Twenty-Three Thousand Eight Hundred Ninety-Five Dollars ($223,895.00) (which equals $3.50 per rentable square foot of the Office Premises), may be applied to Tenant's space planning, architectural, engineering and other consultants' costs for the design of the Initial Alterations in the Office Premises; and provided, further, however, that a portion of Landlord's Allowance, not to exceed, in the aggregate, Six Hundred Thirty-Nine Thousand Seven Hundred Dollars ($639,700.00) (which equals $10.00 per rentable square foot of the Office Premises), may be applied to Tenant's costs of personal property, equipment, trade fixtures, furniture (including work stations and modular office furniture, regardless of the method of attachment to walls and/or floors), voice, data or other cabling, and signage, all to the extent located within the Office Premises, and expenses of moving into the Office Premises; and (ii) with respect to the Initial Alterations in the Retail Premises, an aggregate amount not to exceed Sixty-One Thousand Eight Hundred Eighty Dollars ($61,880.00) (which equals $20.00 per rentable square foot of the Retail Premises); provided, however, that a portion of Landlord's Allowance, not to exceed, in the aggregate, Six Thousand One Hundred Eighty-Eight Dollars ($6,188.00) (which equals $2.00 per rentable square foot of the Retail Premises), may be applied to Tenant's space planning, architectural, engineering and other consultants' costs for the design of the Initial Alterations in the Retail Premises; and provided, further, however, no portion of Landlord's Allowance with respect to the Retail Premises may be applied to Tenant's costs of personal property, equipment, trade fixtures, furniture (including work stations and modular office furniture, regardless of the method of attachment to walls and/or floors) signage, or moving expenses with respect to the Retail Premises or the Monthly Rent, Additional Rent or other charges payable pursuant to this Lease. Notwithstanding anything to the contrary in this Paragraph 4.b., Landlord's Allowance shall be available for disbursement pursuant to the terms hereof only for the first eighteen (18) months after the Office Premises Rent Commencement Date. Accordingly, if any portion of Landlord's Allowance is not utilized prior to the date that is eighteen (18) months from the Office Premises Rent Commencement Date, such unused portion shall be forfeited by Tenant.

            If the cost of construction of the Initial Alterations (including the Alteration Operations Fee) exceeds the funds available therefor from Landlord's Allowance, then Tenant shall pay all such excess (the "Excess Cost"). Based on the estimated cost (the "Estimated Costs") of the construction of the Initial Alterations, the prorata share of the Estimated Costs payable by Landlord and Tenant shall be reasonably determined and an appropriate percentage share established for each (a "Share of Costs"). Tenant and Landlord shall fund the cost of such work as the same is performed, in accordance with their respective Share of Costs for such work. At such time as Landlord's Allowance has been entirely disbursed, Tenant shall pay the remaining Excess Cost, if any, which payments shall be made in installments as construction progresses in the same manner as Tenant's payments of Tenant's Share of Costs were paid.

            Landlord shall disburse the Landlord's Allowance directly to Contractor, and/or to the applicable subcontractors, and/or to Tenant, as Tenant shall request, within thirty (30) days after Landlord's receipt of (A) invoices of Contractor furnished to Landlord by Tenant covering work actually performed, construction in place and materials delivered to the site (as may be applicable) describing in reasonable detail such work, construction and/or materials, (B) conditional lien waivers executed by Contractor, subcontractors or suppliers, as applicable, for their portion of the work covered by the requested disbursement, and (C) unconditional lien waivers executed by Contractor and the persons and entities performing the work or supplying the materials covered by Landlord's previous disbursements for the work or materials covered by such previous disbursements (all such waivers to be in the forms prescribed by California Civil Code Section 3262). No payment will be made for materials or supplies not incorporated into the construction, regardless of whether the materials or supplies are located on the Premises. Landlord may withhold the amount of any and all retentions provided for in original contracts or subcontracts until expiration of the applicable lien periods or Landlord's receipt of unconditional lien waivers and full releases upon final payment (in the form prescribed by California Civil Code Section 3262) from Tenant's Contractor and all subcontractors and suppliers involved in the Initial Alterations. Notwithstanding anything to the contrary contained herein, in no event shall Landlord be obligated to disburse any portion of Landlord's Allowance (i) during any period that Tenant is in breach of or in default under this Lease, provided that Landlord shall give Tenant notice that Landlord is withholding such disbursement by reason of such breach or default (but the foregoing shall not relieve Landlord from its obligation to make such disbursement promptly after such breach or default shall be cured within any applicable cure period under this Lease), or (ii) for any Initial Alterations (or other permitted associated costs) in space Tenant intends to sublease prior to Tenant's initial occupancy of such space for the conduct of Tenant's business.

            At the time Landlord makes any disbursement of Landlord's Allowance, Landlord shall retain from Landlord's Allowance, as a partial payment of the Alteration Operations Fee, a proportionate amount of the Alteration Operations Fee based upon Landlord's reasonable estimation of the amount required to be withheld from each disbursement in order to ensure that the entire Alteration Operations Fee is retained over the course of construction on a prorata basis. At such time as Landlord's Allowance has been entirely disbursed, Tenant shall, within thirty (30) days of written demand, pay to Landlord the remainder, if any, of the Alteration Operations Fee theretofore due and not yet paid to Landlord. Upon completion of the Initial Alterations, Tenant shall furnish Landlord with invoices and other documentation reasonably required by Landlord to evidence the total cost of the Initial Alterations, so that the final amount of the Alteration Operations Fee may be calculated, and Tenant shall, within thirty (30) days of written demand, pay to Landlord the remainder, if any, of the Initial Alteration Operations Fee not yet paid to Landlord.

            If Landlord fails to timely disburse any portion of Landlord's Allowance as required under this Paragraph 4, and such failure continues for ten
(10) days after Landlord's receipt of Tenant's written notice thereof describing in reasonable detail the amounts Tenant claims were not so disbursed and the party entitled to such disbursement, then interest shall accrue on the overdue amount at the Interest Rate (as defined in Paragraph 5.c. below), from the expiration of such ten (1O) day period until the date such disbursement is made by Landlord, and such interest shall be payable to Tenant within thirty (30) days after Tenant's demand.

            Notwithstanding the provisions of Paragraph 9a below, the Alteration Operations Fee payable to Landlord with respect to the Initial Alterations shall be Sixty Seven Thousand Sixty-Four Dollars ($67,064.00) (which equals $1.00 per rentable square foot of the Premises).

            c. Landlord's Work. Landlord shall, at Landlord's sole cost and expense, perform the following work with respect to the Office Premises:

            (i) Perform all work necessary (if any) within the finished walls of the two existing sets of core area restrooms on the sixth (6th) floor of the Building to cause such restrooms to comply with Title 24 and Americans With Disabilities Act ("ADA") requirements regarding handicap access and use (using Building standard plans and finishes), to the extent such work is required under laws and codes that are applicable as of the Commencement Date; and

            (ii) Perform all work necessary (if any) to cause the common areas of the Building that are reasonably anticipated to be in Tenant's path of travel to the Office Premises to comply with Title 24 and ADA requirements regarding handicap access and use (using Building standard plans and finishes), to the extent such work is required under laws and codes that are applicable as of the Commencement Data.

         In no event shall Landlord's Work include any work required by reason of or triggered by (v) any of the Initial Alterations to the Office Premises that are not normal and customary general office improvements, (w) any of the Initial Alterations to the Retail Premises that are not normal and customary general retail improvements, (x) any Alterations of Tenant not included within the Initial Alterations, (y) Tenant's particular use of the Office Premises (as opposed to Tenant's use of the Office Premises for general office purposes in a normal and customary manner), or Tenant's particular use of the Retail Premises (as opposed to Tenant's use of the Retail Premises for general retail purposes in a normal and customary manner), or (z) Tenant's particular employees or employment practices, and Tenant shall be responsible for performing and paying for any work so required or triggered. Landlord's Work may be performed prior to or during construction of the Initial Alterations, as Landlord shall elect, but Landlord's Work shall in any event be completed, subject only to the correction or completion of Punch List Items, prior to the date ("Landlord's Work Required Substantial Completion Date") that is one hundred eighty (180) days after the Office Premises Commencement Date; provided, however, that in no event shall Landlord be liable for any delay in substantial completion of Landlord's Work caused by Force Majeure, or caused by any interference by Tenant or its contractors in the performance of Landlord's Work (including any failure by Tenant or its contractors to cooperate with the construction of Landlord's Work as set forth below), and Landlord's Work Required Substantial Completion Date shall be deemed extended by the number of days of any such delay in substantial completion of Landlord's Work so caused. Paragraph 5.e. below contains certain provisions for the postponement of the Office Premises Rent Commencement Date as Tenant's sole and exclusive remedy for any delay in substantial completion of Landlord's Work. As used herein, "Punch List Items" means shall mean incomplete or defective work or materials with respect to Landlord's Work which do not materially impair Tenant's use of the Premises for the conduct of Tenant's business therein. Landlord shall correct or complete Punch List Items with due diligence following notice thereof from Tenant, provided that Tenant gives Landlord notice of such Punch List Items within thirty (30) days after the Commencement Date. If any Punch List Item is of a nature which would not normally be discoverable by Tenant in the exercise of reasonable diligence in inspecting the Premises at the time Tenant commences the conduct of business in the Premises or any portion thereof, Landlord shall correct or complete such Punch List Item with due diligence following notice thereof from Tenant, provided that Tenant gives prompt notice of such matter to Landlord and in any event within one-hundred eighty (180) days after the date Tenant commences the conduct of business in the Premises or any portion thereof (or such longer period, if any, not to exceed one (1) year, as to which the repair would be covered by Landlord's contractor's warranties with respect to the applicable Landlord's work). In any event, Tenant's commencement of the conduct of business from the Premises or any portion thereof shall conclusively establish that Landlord has substantially completed Landlord's Work. To the extent Landlord's Work is performed during the period of construction of the Initial Alterations, Tenant shall cause Contractor to cooperate with Landlord's contractor in the coordination of the construction of Landlord's Work and the construction of the Initial Alterations.

         5. Monthly Rent.

            a. Commencing as of the Office Premises Rent Commencement Date (as to the Office Premises), and as of the Retail Premises Rent Commencement Date (as to the Retail Premises), and continuing thereafter on or before the first day of each calendar month during the term hereof, Tenant shall pay to Landlord, as monthly rent for the Premises, the respective Monthly Rent amounts specified in Paragraph 2 above. If Tenant's obligation to pay Monthly Rent hereunder for either Increment commences on a day other than the first day of a calendar month, or if the term of this Lease terminates on a day other than the last day of a calendar month, then the Monthly Rent payable for such partial month shall be appropriately prorated on the basis of a thirty (30)-day month. Monthly Rent and the Additional Rent specified in Paragraph 7 shall be paid by Tenant to Landlord, in advance, without deduction, offset, or, except as expressly provided in this Lease, prior notice or demand, in immediately available funds of lawful money of the United States of America, or by good check as described below, to the lockbox location designated by Landlord, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. Notwithstanding the foregoing, within five (5) Business Days after the mutual execution and delivery of this Lease, Tenant shall pay to Landlord an amount equal to the Monthly Rent payable for the first full calendar month of the Lease term after Tenant's obligation to pay Monthly Rent for the entire Premises shall have commenced hereunder, which amount shall be applied to the Monthly Rent first due and payable hereunder.

            b. All amounts payable by Tenant to Landlord under this Lease, or otherwise payable in connection with Tenant's occupancy of the Premises, in addition to the Monthly Rent hereunder and Additional Rent under Paragraph 7, shall constitute rent owed by Tenant to Landlord hereunder.

            c. Any rent not paid by Tenant to Landlord when due shall bear interest from the date due to the date of payment by Tenant at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law. Notwithstanding the foregoing, Landlord shall give Tenant notice of non-payment of rent when due and five (5) Business Days after delivery of such notice to cure such non-payment once in each calendar year (other than the calendar year of the Office Premises Rent Commencement Date, during which such notice shall be give twice) before assessing interest in such calendar year pursuant to this Paragraph 5.c. Failure by Tenant to pay rent when due, including any interest accrued under this subparagraph, shall, after the expiration of any applicable notice and cure period pursuant to Paragraph 25 below, constitute an Event of Default (as defined in Paragraph 25 below) giving rise to all the remedies afforded Landlord under this Lease and at law for nonpayment of rent.

            d. No security or guaranty which may now or hereafter be furnished to Landlord for the payment of rent due hereunder or for the performance by Tenant of the other terms of this Lease shall in any way be a bar or defense to any of Landlord's remedies under this Lease or at law.

            e. Notwithstanding the foregoing or anything to the contrary contained in Paragraph 2.c. above, in the event that Landlord fails to substantially complete Landlord's Work on or prior to Landlord's Work Required Substantial Completion Date, to the extent such failure causes Substantial Completion of the Initial Alterations with respect to the Office Premises (the "Office Premises Initial Alterations") to be delayed beyond Landlord's Work Substantial Completion Date, the Office Premises Rent Commencement Date shall be delayed by the number of days of such delay so caused (which shall not in any event exceed the number of days after Landlord's Work Required Substantial Completion Date to and including the actual date Landlord substantially completes Landlord's Work). "Substantial Completion" of the Office Premises Initial Alterations shall be deemed to have occurred when they have been completed in accordance with plans and specifications applicable thereto, subject only to the completion or correction of "Tenant's Punch List Items". "Tenant's Punch List Items" shall mean incomplete or defective work or materials with respect to the Office Premises Initial Alterations which do not materially impair Tenant's use of the Office Premises for the conduct of Tenant's business therein. Tenant's commencement of the conduct of business from the Office
Premises or any portion thereof shall conclusively establish for purposes of this Paragraph 5.e. that the Office Premises Initial Alterations have been Substantially Completed.

         6. Deleted.

         7. Additional Rent: Increases in Operating Expenses and Tax Expenses.

            a. Operating Expenses. Commencing as of January 1, 2007, Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Office Share, as specified in Paragraph 2.e. above, of any increase in the Operating Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Year specified in Paragraph 2.f. above, over the Operating Expenses incurred by Landlord during the Base Year, in each case to the extent the Operating Expenses are allocated by Landlord to office space in the Building pursuant to the following paragraph. In addition, commencing as of the Retail Premises Rent Commencement Date, Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Retail Share, as specified in Paragraph 2.e. above, of the Operating Expenses incurred by Landlord in each calendar year (the amounts payable by Tenant pursuant to this sentence are termed "Tenant's Retail Premises Additional Rent"), to the extent the Operating Expenses are allocated by Landlord to retail space in the Building pursuant to the following paragraph. The amounts payable under this Paragraph 7.a. and Paragraph 7.b. below are termed "Additional Rent" herein.

         The term "Operating Expenses" shall mean the total reasonable costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property, including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents engaged in the operation, repair, or maintenance of the Real Property; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees;
(3) the cost of uniforms (including the cleaning, replacement and pressing thereof) provided to such employees: (4) premiums and other charges incurred by Landlord with respect to fire, other casualty, rent and liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 21 below), and, after the Base Year, costs of repairing an insured casualty to the extent of the deductible amount under the applicable insurance policy, except to the extent that the deductible amount materially exceeds that which prudent, efficient operators of first-class office buildings in the San Francisco financial district would carry from time-to-time in the exercise of reasonable business judgment; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment;
(8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) management fees and expenses; (10) costs of repairs to and maintenance of the Real Property, including building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major building systems (except to the extent provided in (16) and (17) below); (11) fees and expenses for janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, HVAC and other building equipment and systems or as may otherwise be necessary or proper for the Operation, repair or maintenance of the Real Property; (12) costs of supplies, tools, materials, and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional fees and expenses;
(14) fees and expenses for painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord after the Base Year in order to comply with any local, state or federal law, ordinance, rule, regulation, code or order of any governmental entity or insurance requirement (collectively, "Legal Requirement") with which the Real Property was not required to comply during the Base Year, or to comply with any amendment or other change to the enactment or interpretation of any Legal Requirement from its enactment or interpretation during the Base

Year; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord after the Base Year for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses; (18) the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property (excluding paintings, sculptures and other works of art) provided by Landlord for use in common areas of the Building or the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property); provided, however, that leasing or rental costs of a rotating or other art program for the common areas of the Building or the Real Property shall be included in Operating Expenses: (19) any expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any additional work, labor, services or material resulting from compliance with any Legal Requirement applicable to the Real Property or any parts thereof (20) Building office rent or rental value; and (21) the Building's prorata share of the Project costs under the Master Declaration (as described in Paragraph 21 below). Notwithstanding anything to the contrary herein, as to the common areas of the Project and the garage of the Project. Operating Expenses shall include only the Building's prorata share (as reasonably determined by Landlord in its good faith business judgment) of the above described costs and expenses for such common areas and garage of the Project. Further, Landlord and Tenant acknowledge that certain of the building systems serving the Building also serve the other office building in the Project and that certain of the improvements, alterations or repairs made by Landlord to the Building or the Land that are properly included in Operating Expenses pursuant to the above may be a part of improvements, alterations or repairs that also benefit the other office building in the Project. In light of the foregoing, Landlord shall determine, in its reasonable and good faith business judgment, the proper allocation of any such item of Operating Expenses between the Building and any other building that benefits from the Operating Expense so that Tenant shall be responsible only for Operating Expenses to the extent they are attributable or allocable to the Building and the Land. Landlord and Tenant also acknowledge that certain of the items of Operating Expenses referenced above are allocable only to the office space within the Building and certain of such items are allocable to both the office space and the retail space in the Building. Landlord shall determine, in its reasonable and good faith business judgment the proper allocation of any such items to the office space and to the retail space, and Tenant's Office Share shall be applied only with respect to those items so allocated to the office space and Tenant's Retail Share shall be applied only with respect to those items so allocated to the retail space. In the event that in accordance with Paragraph 8a. above Tenant shall use the Retail Premises for general office use rather than retail purposes, such change in use shall not in any manner affect the Additional Rent payable by Tenant hereunder with respect to the Retail Premises, and the Retail Premises shall continue to be treated as retail space for purposes of allocating items of Operating Expenses thereto in accordance with the preceding provisions and for all other purposes of determining the Operating Expenses payable hereunder by Tenant with respect to the Retail Premises. With respect to the costs of items included in Operating Expenses under (16) and (17), and costs of any other repairs or improvements that would properly be capitalized in accordance with generally accepted property management practices and are included in Operating Expenses under any of the other foregoing provisions, such costs shall be amortized over a reasonable period, as determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the six-month United States Treasury bill rate in effect at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such item, but in either case not more than the maximum rate permitted by law at the time such item is constructed or acquired.

         Notwithstanding the preceding paragraph or anything to the contrary contained elsewhere in this Lease, Operating Expenses shall not include the following: (i) depreciation on the Building or equipment or systems therein;
(ii) debt service; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 7.a.); (v) Tax Expenses (as defined in Paragraph 7.b. below); (vi) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with Building tenants or prospective Building tenants; (vii) the cost (including any amortization thereof) of any improvements or alterations which would be properly classified as capital expenditures according to generally accepted property management practices (except to the extent expressly included in Operating Expenses pursuant to this Paragraph 7a); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) executive salaries; (x) advertising or promotional expenditures; (xi) real estate broker's or other leasing commissions; (xii) the costs of services made available at no special cost to any tenant in the Building (including Excess Services (as defined in Paragraph 17 below)), but not to Tenant; (xiii) subject to the provisions of item (4) of the preceding paragraph, repairs and other work occasioned by fire, windstorm or other casualty, to the extent Landlord is reimbursed by insurance proceeds (or would have been reimbursed if Landlord had obtained the insurance required of it pursuant to Paragraph 15.d. below), other repairs or work paid from insurance, condemnation or Warranty proceeds, or other costs for which Landlord is reimbursed by a third party or a tenant of the Building (other than by means of a provision similar to this Paragraph 7), including, without limitation, payment for Excess Services; (xiv) overhead and profit increments paid to subsidiaries or affiliates of Landlord for goods or services (including management services), to the extent that the cost thereof materially exceeds the amounts normally payable for similar goods or services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable first class buildings in the San Francisco financial district; (xvi) costs, penalties or fines arising from Landlord's violation of any Legal Requirement, except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xvii) costs associated with the operation of the business of the legal entity which constitutes Landlord, as the same are distinguished from the costs of the operation of the Real Property by Landlord; (xviii) the cost of any large-scale abatement of Hazardous Materials (as defined in Paragraph 8.c. below), provided, however, Operating Expenses may include the costs attributable to those actions taken by Landlord in connection with the ordinary operation and maintenance of the Building, including costs incurred in removing limited amounts of Hazardous Materials containing materials from common areas or other non-leaseable space within the Building or the Real Property when such removal is directly related to such ordinary maintenance and operation; (xix) penalties or other costs incurred due to a violation by Landlord, as determined by written admission, stipulation, final judgment or arbitration award, of any of the terms and conditions of this Lease or any other lease relating to the Building or Project except to the extent such costs reflect costs that would have been incurred by Landlord absent such violation; (xx) costs directly and solely attributable to the garage in the Project, including, without limitation, payroll for clerks, attendants, book-keeping, parking, insurance premiums, parking management fees, parking tickets, janitorial services, striping and painting of surfaces (provided, however, that the cost of providing utilities to the garage shall be included in Operating Expenses). In addition, for purposes of determining Tenant's Retail Premises Additional Rent, the following shall be excluded: (A) costs and expenses of providing janitorial services to leased or leaseable space in the Real Property; and (B) costs and expenses of providing electricity to leased or leaseable space in the Real Property.

            b. Tax Expenses. Commencing as of January 1, 2007, Tenant shall pay to Landlord as Additional Rent under this Lease, at the times hereinafter set forth, Tenant's Office Tax Share, as specified in Paragraph 2.e, above, of any increase in Tax Expenses (as defined below) incurred by Landlord in each calendar year subsequent to the Base Tax Year specified in Paragraph 2.f. above, over Tax Expenses incurred by Landlord during the Base Tax Year. In addition, commencing as of the Retail Premises Rent Commencement Date, Tenant shall pay to Landlord, at the times hereinafter set forth, Tenant's Retail Tax Share, as specified in Paragraph 2.e. above, of the Tax Expenses incurred by Landlord in each calendar year or portion thereof during the term of this Lease.

         The term "Tax Expenses" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, improvement districts, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property, on Landlord with respect to the Real Property, on the act of entering into leases of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, on any improvements, fixtures and equipment and other personal property of Landlord located in the Real Property and used in connection with the operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross income tax or excise tax levied with respect to the receipt of such rent, by the United States of America, the State of California, the City and County of San
Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, to the extent levied or assessed in lieu of or as a substitute (in whole or in part) for, any other Tax Expense (or increase in the amount thereof). Tax Expenses shall include reasonable attorneys' and professional fees, costs and disbursements incurred in connection with proceedings to contest, determine or reduce Tax Expenses. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Tax Expenses as defined herein, the Monthly Rent payable to Landlord prior to the imposition of such increases in Tax Expenses shall be increased to net Landlord the same net Monthly Rent after imposition of such increases in Tax Expenses as would have been received by Landlord prior to the imposition of such increases in Tax Expenses.

         Tax Expenses shall not include income, franchise, transfer, inheritance, succession, capital stock or recording taxes, unless (and only to the extent), due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of or as a substitute (in whole or in part) for, any other charge which would otherwise constitute a Tax Expense (or increase in the amount thereof). Landlord and Tenant acknowledge and agree that certain other buildings exist or encroach upon the Land, that Tenant shall have no liability as to any item of Tax Expense attributable or allocable to, or assessed against, buildings other than the Building and that Landlord's good faith determination of the proper allocation of any item of Tax Expense (including items of Tax Expense attributable to the common areas and parking garage of the Project) allocable to buildings other than the Building, shall be binding on Landlord and Tenant.

            c. Adjustment for Occupancy Factor. Notwithstanding any other provision herein to the contrary, in the event the Building is not fully occupied during any calendar year during the term, including the Base Year, an adjustment shall be made by Landlord in computing Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year. In addition, if any particular work or service includable in Operating Expenses is not furnished to a tenant who has undertaken to perform such work or service itself, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would have been incurred if Landlord had furnished such work or service to such tenant. The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and expense shall not be interpreted as excluding any cost from Operating Expenses or Tax Expenses if such cost is an Operating Expense or Tax Expense pursuant to the terms of this Lease.

            d. Intention Regarding Expense Pass-Through. It is the intention of Landlord and Tenant that, subject to the exclusions, limitations and conditions set forth in this Paragraph 7, the Monthly Rent paid to Landlord throughout the term of this Lease with respect to the Office Premises shall be absolutely net of all increases, respectively, in Tax Expenses and Operating Expenses over, respectively, Tax Expenses for the Base Tax Year and Operating Expenses for the Base Year, and the foregoing provisions of this Paragraph 7 are intended to so provide. In addition, it is the intention of Landlord and Tenant that, subject to the exclusions, limitations and conditions set forth in this Paragraph 7, the Monthly Rent paid to Landlord throughout the term of this Lease with respect to the Retail Premises shall be absolutely net of all Tax Expenses and Operating Expenses, and the foregoing provisions of this Paragraph 7 are intended to so provide.

            e. Notice and Payment. On or about the Retail Premises Rent Commencement Date, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's reasonable estimate of the Additional Rent, if any, payable by Tenant with respect to the Retail Premises pursuant to Paragraphs 7.a. and 7.b. for such then current calendar year and, if different, the Base Year. On or before the first day of each calendar year during the term hereof subsequent to the Base Year, or as soon as practicable thereafter, Landlord shall give to Tenant notice of Landlord's reasonable estimate of the Additional Rent, if any, payable by Tenant with respect to the Retail Premises and the Office Premises pursuant to Paragraphs 7.a. and 7.b. for such calendar year subsequent to the Base Year. On or before the first day of each month during each such calendar year for which Landlord has given any such notice, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent; provided, however, that if Landlord's notice is not given prior to the first day of any calendar year Tenant shall continue to pay Additional Rent on the basis of the prior year's estimate until the month after Landlord's notice is given. If at any time it reasonably appears to Landlord that the Additional Rent payable under Paragraphs 7.a. and/or 7.b. will vary from Landlord's estimate by more than five percent (5%), Landlord may, by written notice to Tenant, reasonably revise its estimate for such year, and commencing no earlier than thirty (30) days after any such revised estimate is delivered to Tenant. Tenant's subsequent payments for such year shall be based upon the revised reasonable estimate. On the first monthly payment date that is no less than thirty (30) days after any new (or initial) estimate is delivered to Tenant pursuant to this Paragraph 7.e., Tenant shall also pay any accrued cost increases, based on such new (or initial) estimate.

            f. Annual Accounting. Within one hundred fifty (150) days after the close of each calendar year, or as soon after such one hundred fifty (150) day period as practicable, Landlord shall deliver to Tenant a statement of the Additional Rent payable under Paragraphs 7.a. and 7.b. for such year. The statement shall be based on the results of an audit of the operations of the Building prepared for the applicable year by a nationally recognized certified public accounting firm selected by Landlord. Upon Tenant's request, Landlord shall promptly deliver to Tenant a copy of the auditor's statement on which Landlord's annual statement is based and such other information regarding the annual statement as may be reasonably required by Tenant to ascertain Landlord's compliance with this Paragraph 7 and Tenant's payment obligations under this Lease with respect to Operating Expenses and Tax Expenses for the year covered by such annual statement. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above exceeded Tenant's obligations for the calendar year, Landlord shall credit the excess to the next succeeding installments of estimated Additional Rent, or, if none shall be due or if this Lease shall have expired, Landlord shall refund the excess to Tenant within thirty (30) days after delivery of such statement, provided that the excess shall have been determined within one (1) year of the expiration or earlier termination of this Lease and that Tenant shall have furnished Landlord with an address to which such refund may be sent. If the annual statement shows that Tenant's payments of Additional Rent for such calendar year pursuant to Paragraph 7.e. above were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement.

         Landlord's annual statement shall be final and binding upon Landlord and Tenant unless either party, within one hundred eighty (180) days after Tenant's receipt thereof shall contest any item therein by giving written notice

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
to the other, specifying each item contested and the reason therefor. Notwithstanding the foregoing, the Tax Expenses included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Tax Expenses affecting the calculation of such Tax Expenses, and any payments due from one party to the other shall be made as set forth in the preceding paragraph. Paragraph 7.g. below provides Tenant with specific audit rights in connection with the annual statement. Such audit rights shall also apply to any revision of Landlord's annual statement by reason of the modification of the Tax Expenses included therein pursuant to the preceding provisions of this paragraph, but in such case Tenant's audit rights shall be limited to the Tax Expenses as so modified.

            g. Audit Right. If Tenant desires to dispute or question an amount shown on the annual statement, Tenant shall give Landlord written notice of such desire within one hundred eighty (180) days after Tenant's receipt of the annual statement If Tenant does not give Landlord such notice within such time, Tenant shall have waived its right to dispute or question the annual statement. Promptly after the receipt of such written notice from Tenant, Landlord and Tenant shall endeavor in good faith to resolve such dispute or address Tenant's questions, as the case may be. Regardless of whether any such dispute or question shall exist, Tenant shall have the right to cause a nationally recognized independent certified public accountant designated by Tenant, to be paid on an hourly and not a contingent fee basis, or Tenant's own employees, to audit the annual statement or any amounts shown thereon, provided that Tenant
(i) notifies Landlord in writing of Tenant's intention to exercise such audit right within ninety (90) days after the relevant initial written notice from Tenant to Landlord with respect to such dispute or question, or if no such notice shall have been given, within one hundred eighty (180) days after Tenant's receipt of the annual statement. (ii) actually begins such audit within sixty (60) days after the notice from Tenant to Landlord advising Landlord that Tenant will require an audit (provided that such 60-day period within which the audit must be commenced shall be extended by the length of any delay in the commencement of the audit that is caused by Landlord) and (iii) diligently pursues such audit to completion. Landlord agrees to make available to Tenant's auditors, at Landlord's office in the Building, the books and records relevant to the audit for review and copying (including accounting records on magnetic tape or diskette), but such books and records (and tapes and diskettes) may not be removed from Landlord's offices. Tenant shall bear all costs of such audit, including Landlord's actual copying costs and personnel costs, if any incurred in connection with such audit, except that, if the audit (as conducted and certified by the auditor) shows an aggregate overstatement of Operating Expenses of five (5%) or more, and Landlord's auditors concur in such findings (or, in the absence of such concurrence, such overstatement is confirmed by a court of competent jurisdiction or such other dispute resolution mechanism as to which the parties mutually agree in writing), then Landlord shall bear all costs of the audit. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed.

         Notwithstanding anything to the contrary set forth above, Tenant's audit rights under this Paragraph 7.g. shall be conditioned upon (i) Tenant having paid the total amounts billed by Landlord under this Paragraph 7 within the time stipulated in Paragraph 7.e. for payment (including, without limitation, the contested amounts) and (ii) Tenant and its auditor executing, prior to the commencement of the audit, a confidentiality agreement in form and substance reasonably satisfactory to Landlord in which Tenant and its auditor shall agree to keep confidential, and not disclose to any other party, the results of any such audit or any action taken by Landlord in response thereto, except that Tenant may disclose that information to its attorneys, accountants, auditors, and other advisors and consultants, to actual or prospective lenders, assignees or sublessees of Tenant under this Lease, as may legally required and as may be reasonably necessary in connection with any litigation or other proceeding with respect to this Lease or the Premises.

            h. Proration for Partial Lease Year. If Tenant's obligation to pay Additional Rent with respect to any portion of the Premises commences on other than the first day of a calendar year, or if this Lease terminates on a day other than the last day of a calendar year, the Additional Rent payable by Tenant pursuant to this Paragraph 7 applicable to the calendar year in which such Additional Rent obligation commences or in which this Lease terminates, as the case may be, shall be prorated on the basis that the number of days in such partial year bears to three hundred sixty (360).

         8. Use of Premises: Compliance with Law,

            a. Use of Premises. The Office Premises shall be used solely for general office purposes for the business of Tenant as described in Paragraph 2.g. above, or for any other general office use consistent with the nature of the Building as a first class office building in the San Francisco financial district, and for no other use or purpose; except that incidental to the

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

foregoing general office use Tenant may utilize up to fifteen percent (15%) of the then rentable square footage of the Office Premises for a photography studio for Tenant's internal purposes (and not for purposes of producing products or rendering services for third parties or the public). The Retail Premises shall be used solely for the purpose of operating a retail Sharper Image store (but not any other retail use), or for any general office use consistent with the nature of the Building as a first class office building in the San Francisco financial district, and for no other use or purpose.

         Tenant shall not do or suffer or permit anything to be done by any Tenant Parties (as defined in Paragraph 8.c.) in or about the Premises or the Real Property, nor bring or keep anything therein, which would in any way subject Landlord, Landlord's agents or the holder of any Superior Interest (as defined in Paragraph 21) to any liability, increase the premium rate of any fire, casualty, liability, rent or other insurance relating to the Real Property or any of the contents of the Building above the rates that would otherwise generally apply, or cause a cancellation of, or give rise to any defense by the insurer to any claim under, or conflict with, any policies for such insurance. If any act or omission of Tenant results in any such increase in premium rates above the rates that would otherwise generally apply, Tenant shall pay to Landlord within thirty (30) days after demand and reasonable supporting documentation the amount of such increase. Tenant shall not do or suffer or permit anything to be done by any Tenant Parties in or about the Premises or the Real Property which will in any way unreasonably obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or suffer or permit the Premises to he used for any immoral or unlawful purpose, nor shall Tenant cause, maintain any nuisance in, on or about the Premises or the Real Property or suffer or permit any nuisance in, on or about the Premises or the Real Property by any Tenant Parties. Without limiting the foregoing, no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior `written approval of' Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Landlord may from time to time conduct fire and life safety training for tenants of the Building, including evacuation drills and similar procedures. Tenant agrees to participate in such activities as reasonably requested by Landlord.

         Tenant agrees not to employ any person, entity or contractor for any work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

            b. Compliance with Law. Tenant shall not do or permit anything to be done by any Tenant Parties in or about the Premises which will in any way conflict with any Legal Requirement (as defined in Paragraph 7.a.(16) above) now in force or which may hereafter be enacted. Tenant, at its sole cost and expense, shall promptly comply with all such present and future Legal Requirements relating to the condition, use or occupancy of the Premises, and shall perform all work to the Premises or other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's cost). Notwithstanding the foregoing, however, Tenant shall not be required to perform any structural work to the Premises or any work (structural or otherwise) to portions of the Real Property other than the Premises unless such work is related to or affected or triggered by (i) Initial Alterations to the Office Premises that are not normal and customary general office improvements or Initial Alterations to the Retail Premises that are not normal and customary general retail improvements, (ii) Tenant's particular use of the Office Premises (as opposed to Tenant's use of the Office Premises for general office purposes in a normal and customary manner), (iii) Tenant's particular use of the Retail Premises (as opposed to Tenant's use of the Retail Premises for general retail purposes in a normal and customary manner)(iv) Tenant's particular employees or employment practices, or (v) any Alterations by Tenant subsequent to the Initial Alterations. The judgment of any court of competent jurisdiction or the admission of Tenant in an action against Tenant, whether or not Landlord is a party thereto, that Tenant has violated any Legal Requirement shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately furnish Landlord with any notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises or the violation of any Legal Requirement. Any work that Tenant is not obligated to perform by reason of any of the foregoing clauses (i) through (v) shall be performed by Landlord to the extent such performance is required in order for Tenant to use and occupy the Premises as contemplated under this Lease.

            c. Hazardous Materials. Tenant shall not cause or permit the storage, use, generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees or subtenants of Tenant, or, during the period that they are in the Premises, Tenant's customers, guests Or invitees (all of the foregoing, collectively with Tenant. "Tenant Parties"), except that Tenant shall be permitted to use normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"; which term shall also include, as respects the photography studio permitted in the Office Premises pursuant to Paragraph 8.a. above, normal quantities of photography supplies or products customarily used in a photography studio), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). For purposes of this Lease, in no event shall Landlord be deemed a "Tenant Party", whether by reason of the performance of Landlord's Work pursuant to Paragraph 4.c., exercise by Landlord of its rights under Paragraph 30, or otherwise. Notwithstanding anything to the contrary contained herein, however, in no event shall Tenant permit any usage of Common Office Chemicals in a manner that may cause the Premises or the Real Property to be contaminated by any Hazardous
Materials or in violation of any Hazardous Materials Laws. Tenant shell immediately advise Landlord in writing of (a) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed, or threatened pursuant to any Hazardous Materials Laws relating to any Hazardous Materials affecting the Premises; and (b) all claims made or threatened by any third party against Tenant, Landlord, the Premises or the Real Property relating to damage, contribution, cost recovery, compensation, loss, or injury resulting from any Hazardous Materials on or about the Premises. Without Landlord's prior written consent, Tenant shall not take any remedial action or enter into any agreements or settlements in response to the presence of any Hazardous Materials in, on, or about the Premises. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnities (as defined in Paragraph 14.b. below), harmless from and against all Claims (as defined in Paragraph 14.b. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws").

            d. Applicability of Paragraph. The provisions of this Paragraph 8 are for the benefit of Landlord, the holder of any Superior Interest (as defined in Paragraph 21 below), and the other Indemnitees only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building other than Tenant.

            e. Additional Provisions applicable to Retail Premises. In addition to the foregoing provisions, which shall apply to the Office Premises and the Retail Premises, so long as the Retail Premises shall be used for retail purposes as permitted hereunder, the following shall be applicable

         i. Standards and Hours of Operations. Tenant covenants that it will operate Tenant's business in the Retail Premises in a first-class manner as a quality establishment in accordance with reputable business standards and practices. Tenant may open its business in the Retail Premises for additional hours beyond Business Hours on Business Days (as defined in Paragraph 17 below), provided that Tenant complies with all reasonable requirements of Landlord relating to Building security and operations during the additional hours.

         ii. Failure to Operate; Landlord's Termination Right. Tenant shall not have any obligation to commence or continue the conduct of business in the Retail Premises. In the event that Tenant shall vacate the Retail Premises or otherwise discontinue (or fail to commence) the normal and customary operation of a retail Sharper Image store from the Retail Premises, and such vacation or discontinuance shall continue for a period of one (1) year (or Tenant shall fail to commence the conduct of business of a retail Sharper Image store in the Retail Premises within one (1) year after the Retail Premises Rent Commencement
Date), Landlord shall have the right to terminate this Lease as to the Retail Premises upon notice to Tenant given at any time prior to Tenant's resumption (or commencement, as applicable) of the normal and customary operation of a retail Sharper Image store from the Retail Premises. Any such termination shall be effective as of the date set forth in Landlord's termination notice, provided that such effective termination date shall not be earlier than thirty (30) days after the date of Landlord's termination notice, nor later than one (1) year after the date of Landlord's termination notice. Notwithstanding the foregoing, so long as the Tenant under this Lease shall be the tenant entity originally named herein or an Affiliate (as defined in Paragraph 13.g. below) thereof), Landlord's termination right set forth in this paragraph shall not be applicable so long as such Tenant shall be using the Retail Premises for general office purposes as permitted pursuant to Paragraph 8 above and not discontinue such general office use for a period of one (1) year. The aforesaid one (1) year period shall not take into account any period that the Retail Premises are closed for business due to construction of approved Alterations or strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or other casualty, war, terror, riot, insurrection, acts of God, or any other cause (other than financial inability) beyond the reasonable control of Tenant. No fee or other payment shall be due to Tenant in connection with Landlord's termination of this Lease as to the Retail Premises as set forth above.

         iii. Miscellaneous Operating Matters. Tenant shall carefully supervise and control the operation of its business in the Retail Premises, and shall employ a competent, courteous and adequate staff therefor, all of whom shall be Tenant's employees and none of whom shall be deemed for any purpose whatsoever to be Landlord's employees.

         iv. Appearance of Store: Health and Safety. Tenant shall maintain high standards of sanitation and shall maintain the Retail Premises at all times in a clean and sanitary manner in compliance with all applicable health and sanitation laws and with any reasonable health and safety guidelines promulgated by Landlord. Tenant shall install and maintain at all times in the Retail Premises high quality fixtures, furnishings, fittings and equipment adequate, appropriate and properly laid out to sustain Tenant's business. All articles in the Retail Premises and the arrangement, style, color and general appearance thereof which are visible to the public, including window displays, advertising matter, signs, merchandise and store fixtures, shall be dignified and maintained in a neat, uncluttered, and visually attractive manner that is appropriate for space at ground level in a first-class office building, in keeping with the character and standards of the Building and in conformity with the standards of practice maintained among stores conducting similar businesses in first-class office building properties in the San Francisco financial district

         v. Lighting of Retail Premises. Tenant shall keep all display windows and signs of the Retail Premises well-lighted until one-half hour after the Building closes for business or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, and shall maintain adequate night lights within the Retail Premises after such period.

         vi. Landlord's Right to Construct Visual Barrier. During any period that Tenant shall discontinue the operation of a retail Sharper Image store in the Retail Premises (including any period during which the Retail Premises shall be used for general office purposes), Landlord may, at Landlord's sole option, elect to install a visual barrier (such as window film or paint) in the lower half of the exterior windows of the Retail Premises. Such action shall not give rise to any claims of actual or constructive eviction or entitle Tenant to any abatement of rent. Landlord shall provide Tenant with not less than five (5) Business Days prior written notice of Landlord's election to construct such barrier, which notice shall specify the date on which Landlord's construction in connection with such barrier shall commence.

         vii. Clean-Up. Tenant shall clean up, as necessary, any areas of the Real Property or Project that are dirtied by trash generated as a result of Tenant's activities, and in the event that Landlord shall elect to perform such work, Tenant shall pay to Landlord within thirty (30) days after demand, for all expenses incurred by Landlord in performing such cleaning.

         viii. Control of Lines. If, due to the size of the Retail Premises, customers of the Retail Premises are required to stand in a line which extends outside the Retail Premises, Tenant shall comply with Landlord's reasonable requirements with regard to the direction and control of such line. Without limiting the generality of the foregoing, Tenant shall ensure that such line does not interfere with access to the Building, the adjacent building or other tenants' premises in such buildings.

         ix. Deliveries. Tenant shall arrange for all deliveries to and retrievals from the Retail Premises to be made in compliance with all legal and insurance requirements, only prior to 9:00 a.m. or during such other hours as may be reasonably designated by Landlord, only over those routes reasonably designated by Landlord. It is the intention of Landlord and Tenant that Tenant's deliveries be minimized to the extent practicable and that such traffic and deliveries should have no adverse effect on the image and operation of the Building as a prestigious, first class office building. Tenant shall ensure that all items delivered to or retrieved from the Retail Premises are completely wrapped and sealed so as to prevent any spillage and to avoid any nuisance or unsightly situation or mess.

         x. Janitorial Services; Refuse Removal; Extermination Services; Window Washing. Tenant shall maintain in clean condition the Retail Premises and its signs, metal work, doors and the interior and exterior surfaces of all windows in the Retail Premises. In the event that Tenant shall not maintain in clean condition the exterior surfaces of the storefront windows of the Retail

Premises, and such failure shall continue for ten (10) days after Landlord's notice thereof to Tenant, Landlord may elect to perform such cleaning and Tenant shall reimburse Landlord, within thirty (30) days of Landlord's written demand, for Landlord's cost of such cleaning. Tenant shall be responsible for providing janitorial services to the Retail Premises at Tenant's sole cost and expense and Landlord shall have no responsibility therefor, unless Landlord agrees to furnish janitorial services to the Retail Premises on terms and conditions agreed by Landlord and Tenant, each in its sole discretion. Tenant shall ensure that the janitors used by Tenant shall not cause any labor disturbance in or at the Real Property or Project, and such janitors shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. Tenant shall comply with Landlord's reasonable rules and procedures concerning temporary storage of refuse and time and manner of disposal. Tenant shall procure and maintain during the term of this Lease, at Tenant's sole cost and expense, a contract providing for extermination services to the Retail Premises as frequently as Landlord reasonably deems necessary. Tenant shall submit such contract to Landlord for Landlord's prior approval, which approval shall not be unreasonably withheld.

         9. Alterations and Restoration.

            a. Tenant shall not make or permit to be made any alterations, modifications, additions, decorations, or improvements to the Premises, or any other work whatsoever that would directly or indirectly involve the penetration or removal (whether permanent or temporary) of, or require access through, in, under, or above any floor, wall or ceiling, or surface or covering thereof in the Premises (collectively, "Alterations"), except as expressly provided in this Paragraph 9. If Tenant desires any Alteration other than a Cosmetic Alteration (as defined in the next paragraph), Tenant must obtain Landlord's prior written approval of such Alteration, which approval shall not be unreasonably withheld.

            Tenant shall have the right, without Landlord's consent, to make any Alteration that insets all of the following criteria (a "Cosmetic Alteration"):
(a) the Alteration is decorative in nature (such. as paint, carpet or other wall or floor finishes, movable partitions or other such work), (b) at least ten (10) days' prior to commencement of work with respect to such Alteration, Tenant provides Landlord with plans with respect thereto or, if the Alteration is of such a nature that formal plans will not be prepared for the work, Tenant provides Landlord with a reasonably specific written description of the work,
(c) such Alteration does not affect the Building's electrical, mechanical, life safety, plumbing, security, or HVAC systems or any structural components or any part of the Building other than the Premises, (d) the work will not decrease the value of the Premises, does not require a building permit or other governmental permit, uses only new materials comparable in quality to those being replaced and is performed in a workman like manner and in accordance with all Legal Requirements, (a) the work does not involve opening the ceiling of the Premises,
(f) the work does not involve any Hazardous Materials, and (g) the total cost of the Alteration, including architectural and engineering fees, if any, does not exceed Seventy-Five Thousand Dollars ($75,000.00).

            All Alterations shall be made at Tenant's sole cost and expense (including the expense of complying with all present and future Legal Requirements, including those regarding Hazardous Materials, if applicable, and any other work required to be performed in other areas within or outside the Premises by reason of the Alterations). Tenant shall either (i) arrange for Landlord to perform the work on terms and conditions acceptable to Landlord and Tenant, each in its sole discretion or (ii) bid the project out to contractors approved by Landlord in writing in advance (which approval shall not be unreasonably withheld). Tenant shall provide Landlord with a copy of the information submitted to bidders at such time as the bidders receive their copy. Regardless of the contractors who perform the work pursuant to the above, Tenant shall pay Landlord on demand prior to or during the course of such construction an amount (the "Alteration Operations Fee") equal to three percent (3%) of the total cost of the Alteration (and for purposes of calculating the Alteration Operations Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for Landlord's internal review of Tenant's plans and general oversight of the construction (which oversight shall be solely for the benefit of Landlord and shall in no event be a substitute for Tenant's obligation to retain such project management or other services as shall be necessary to ensure that the work is performed properly and in accordance with the requirements of this Lease); provided, however, that Landlord's approval of Tenant's plans shall stop Landlord from thereafter objecting to the Alterations specifically detailed thereon, subject to Tenant's compliance with the other provision of this Paragraph 9.a. with respect to the performance of such Alterations (including Tenant's compliance with all Legal Requirements and Landlord's Construction Standards (as defined below) as in effect at the time Tenant performs such Alterations. Tenant shall also pay Landlord for any Excess Services (as defined in Paragraph 17 below) utilized by Tenant in connection with the work.

            All such work shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, which approval shall not be unreasonably withheld, and shall comply with all Legal Requirements and Landlord's reasonable construction standards, procedures, conditions and requirements for the Building as in effect from time to time (including Landlord's requirements relating to insurance and contractor qualifications) ("Landlord's Construction Standards"). In no event shall Tenant employ any person, entity or contractor to perform work in the Premises whose presence may give rise to a labor or other disturbance in the Building. Default by Tenant in the payment of any sums agreed to be paid by Tenant for or in connection with an Alteration (regardless of whether such agreement is pursuant to this Paragraph 9 or separate instrument) shall entitle Landlord to all the same remedies as for non-payment of rent hereunder. Any Alterations, including, without limitation, movable partitions that are affixed to the Premises (but excluding moveable, free standing partitions) and all carpeting, shall at once become part of the Building and the property of Landlord- Tenant shall give Landlord not less than five (5) days prior written notice of the date the construction of the Alteration is to commence. Landlord may post and record an appropriate notice of nonresponsibility with respect to any Alteration and Tenant shall maintain any such notices posted by Landlord in or on the Premises.

            b. At Landlord's sole election any or all Specialty Alterations (as defined below) made for or by Tenant shall be removed by Tenant from the Premises at the expiration or sooner termination of this Lease and the Premises shall be restored by Tenant to their condition prior to the making of the Alterations, ordinary wear and tear excepted. If so requested by Tenant in writing at the time Tenant requests approval for an Alteration (including the Initial Alterations), and provided that such written request shall expressly reference this Paragraph 9.b., Landlord shall advise Tenant at the time of Landlord's approval of such Alterations as to whether Landlord reasonably determines the Alterations specified by Tenant to be Specialty Alterations, and if so, whether Landlord will waive the requirement that such Specialty Alterations be removed by Tenant from the Premises. Landlord's failure to expressly waive in writing such requirement shall preserve Landlord's right to make the foregoing election. The removal of the Specialty Alterations and the restoration of the Premises shall be performed by a general contractor selected by Tenant and approved by Landlord (which approval shall not be unreasonably withheld), in which event Tenant shall pay the general contractor's fees and costs in connection with such work. Any separate work letter or other agreement which is hereafter entered into between Landlord and Tenant pertaining to Alterations shall be deemed to automatically incorporate the terms of this Lease without the necessity for further reference thereto.

            As used in this Lease, "Specialty Alterations" mean (1) as to the Office Premises, any Alterations that are not normal and customary general office improvements, and (ii) as to the Retail Premises, any Alterations that are not normal and customary general retail improvements or normal and customary general office improvements. Landlord and Tenant agree that, without limitation, the following constitute Specialty Alterations: internal stairwells; raised floors; voice, data and other cabling; library, file, computer or meeting rooms; classroom facilities; kitchens and cafeterias (which shall not be deemed to include small kitchenette areas); any areas requiring floor reinforcement or enhanced systems requirements; and any supplemental HVAC or other special or supplemental systems and equipment used in connection therewith, and non-Building standard lighting and electrical wiring, installed specifically for Tenant.

         10. Repair.

            a. Tenant's Obligations. Tenant, at Tenants sole cost and expense, shall keep the Premises and every part thereof (including the interior walls and ceilings of the Premises, the plate glass in the storefront of the Retail Premises, those portions of the Building systems located within and exclusively serving the Premises, and Improvements and Alterations) in good condition and repair, reasonable wear and tear excepted; provided that Tenant shall not be responsible for repairs to the extent such repairs are (i) necessitated by the negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, or (ii) Landlord's obligation pursuant to Paragraph 10.b. below. Repairs to the Premises necessitated by fire, earthquake, act of God or the elements (other than to the plate glass in the storefront of the Retail Premises) shall be governed by Paragraph 26 below. Tenant waives all rights to make repairs at the expense of Landlord as provided by any Legal Requirement now or hereafter in effect. It is specifically understood and agreed that, except as specifically set forth in this Lease, Landlord has no obligation and has made no promises to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant. Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and of any similar Legal Requirement now or hereafter in effect.

            b. Landlord's Obligations. Repairs to the Premises necessitated by fire, earthquake, act of God or the elements (other than to the plate glass in the Retail Premises and the storefront thereof, which shall be Tenant's responsibility pursuant to Paragraph l0.a. above) shall be governed by Paragraph 16 below. Landlord shall repair the Premises if they are damaged due to item (i) described in Paragraph 10.a. above. Further, Landlord shall repair and maintain in good condition and repair the Base Building (other than the portions of those systems that are Tenant's responsibility to maintain and repair pursuant to

Paragraph 10.a. above); provided, however, that to the extent repairs which Landlord is required to make pursuant to this sentence are necessitated by the negligence or willful misconduct of Tenant or Tenant's agents, employees or contractors, then Tenant shall reimburse Landlord for the reasonable cost of such repair to the extent Landlord is not reimbursed therefor by insurance (or Landlord would have been reimbursed if Landlord had obtained the insurance required of it pursuant to Paragraph 15.d. below). Landlord shall in no event be obligated to repair any wear and tear to the Premises. Landlord shall repair and maintain the common areas of the Real Property in a manner consistent with the standards of a first class office building in the San Francisco financial district.

         For purposes of this Paragraph 10.b., "Base Building" means the structural portions of the Building (including exterior walls, roof, foundation, floor slabs and core of the Building), all Building systems, including, without limitation, elevator, plumbing, heating, electrical, security, life safety and power; except those special or supplemental systems (including air-conditioning systems), and equipment used in connection therewith, and non-Building standard lighting and electrical wiring, installed specifically for Tenant or any other tenants.

         11. Abandonment. Tenant shall not abandon (which, for all purposes of this Paragraph 11, shall have the meaning set forth in Section 1951.3 of the California Civil Code) the Premises or any Increment thereof at any time during the term hereof. Tenant understands that if Tenant abandons the Premises or any Increment thereof, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder. Upon the expiration or earlier termination of this Lease, or if Tenant abandons or surrenders all or any part of the Premises or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises (or the applicable part thereof so abandoned or surrendered) shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 9. Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 11 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 11 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Premises and the Building caused by such removal, and make any restoration required pursuant to Paragraph 9 above. Tenant's mere vacating of the Premises or any Increment thereof during the term hereof shall not constitute an Event of Default so long as Tenant continues to pay Monthly Rent, Additional Rent and all other sums due Landlord under this Lease, maintains the insurance coverage required pursuant to Paragraph 15 of this Lease and Tenant otherwise continues to perform its obligations under this Lease, and so long as Tenant provides Landlord with written notice of an alternate address for notices to Tenant under this Lease (other than the Increment(s) so vacated) if such vacancy exceeds thirty (30) consecutive days.

         12. Liens. Tenant shall not permit any mechanic's, materialman's or other liens arising out of work performed at the Premises by or on behalf of Tenant to be filed against the fee of the Real Property nor against Tenant's interest in the Premises. Landlord shall have the right to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Tenant shall cause the same to be discharged of record (by payment, bond or otherwise) within twenty (20) days after written notice thereof from Landlord. If Tenant shall fail to do so, Landlord may, without further notice to Tenant, and without waiving its rights based on such breach by Tenant and without releasing Tenant from any obligations hereunder, pay and satisfy the same and in such event the sums so paid by Landlord shall be due and payable by Tenant immediately without notice or demand, with interest from the date paid by Landlord through the date Tenant pays Landlord, at the Interest Rate. Tenant agrees to indemnify, defend and hold Landlord and the other Indemnities (as defined in Paragraph 14.b. below) harmless from and against any Claims (as defined in Paragraph 14.b. below) for mechanics', materialmen's or other liens in connection with any Alterations, repairs or any work performed, materials furnished or obligations incurred by or for Tenant.

         13. Assignment and Subletting.

            a. Landlord's Consent. Landlord's and Tenant's agreement with regard to Tenant's right to transfer all or part of its interest in the Premises is as expressly set forth in this Paragraph 13. Tenant agrees that, except upon

Landlord's prior written consent, which consent shall not (subject to Landlord's rights under Paragraph 13.d. below) be unreasonably withheld, neither this Lease nor all or any part of the leasehold interest created hereby shall, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant or Tenant's legal representatives or successors in interest (collectively, an "assignment") and neither the Premises nor any part thereof shall be sublet or be used or occupied for any purpose by anyone other than Tenant (collectively, a "sublease"). Any assignment or subletting without Landlord's prior written consent (other than an assignment or subletting pursuant to Paragraph 13.g. below) shall, at Landlord's option, be void and shall constitute an Event of Default entitling Landlord to terminate this Lease and to exercise all other remedies available to Landlord under this Lease and at law.

         The parties hereto agree and acknowledge that, among other circumstances for which Landlord may reasonably withhold its consent to an assignment or sublease, it shall be reasonable for Landlord to withhold its consent where: (i) the assignment or subletting would materially increase the operating costs for the Building or the burden on the Building services, or generate material additional foot traffic, elevator usage or security concerns in the Building, or create an increased probability of the comfort and/or safety of Landlord and other tenants in the Building being materially compromised or reduced, (ii) the space will be used for a school or training facility, an entertainment, sports or recreation facility, retail sales to the public (except as to the Retail Premises, except that in no event shall the Retail Premises be used for any retail purpose other than the operation of a Sharper Image store), a personnel or employment agency, an office or facility of any governmental or quasigovernmental agency or authority, a place of public assembly (including without limitation a meeting center, theater or public forum), any use by or affiliation with a foreign government (including without limitation an embassy or consulate or similar office), or a facility for the provision of social, welfare or clinical health services or sleeping accommodations (whether temporary, daytime or overnight); (iii) the proposed assignee or subtenant is a current tenant of the Building or a prospective tenant of the Building, in each such case with whom Landlord has entered into a letter of intent or exchanged an offer and counteroffer or similar correspondence (including a draft lease) within the ninety (90) day period preceding Landlord's receipt of the Sublease Notice (as defined in Paragraph 13.d. below), and in each such case Landlord has or will have reasonably equivalent space available in the Project to meet such proposed assignee's or subtenant's requirements (including space delivery schedule) as set forth in the Sublease Notice; (iv) Landlord reasonably disapproves of the proposed assignee's or subtenant's reputation or creditworthiness; (v) Landlord reasonably determines that the character of the business that would be conducted by the proposed assignee or subtenant at the Premises, or the manner of conducting such business, would be inconsistent with the character of the Building as a first-class office building; (vi) the assignment or subletting conflicts with any exclusive uses granted to other tenants of the Real Property, or with the terms of any easement covenant, condition or restriction, or other agreement affecting the Real Property; (vii) the assignment or subletting would be a use of the Premises or the applicable Increment thereof not permitted pursuant to Paragraph 8 above; or (viii) Landlord reasonably determines that the proposed assignee may be unable to perform all of Tenant's obligations under this Lease or the proposed subtenant may be unable to perform all of its obligations under the proposed sublease. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

         For purposes of this Paragraph 13, the following events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that (A) transfers of securities (or depository receipts therefor) that are listed on a national or international securities exchange or that are included for quotation on the Nasdaq National Market or similar automated quotation system shall not be included in determining whether Control has been transferred, and (B) so long as Tenant shall be the Tenant originally named in this Lease, the transfer of outstanding capital stock or other listed equity interests pursuant to bequest or inheritance between or among the shareholders of Tenant and their immediate family (i.e. spouses, parents, siblings, children and grandchildren) shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease is substantially Tenant's only asset; (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity beyond the limitations, if any, that previously existed with respect to this Lease. "Control" shall mean direct or indirect ownership of fifty percent (50%) or more of all of the voting stock of a corporation or fifty percent (50%) or more of the legal or equitable interest in any other business entity, or the power to direct the operations of any entity (by equity ownership, contract or otherwise).

         If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder.

         The consent by Landlord to an assignment or subletting hereunder shell not relieve Tenant or any assignee or subtenant from obtaining Landlord's express prior written consent to any other or further assignment or subletting. In no event shall any subtenant be permitted to assign its sublease or to further sublet all or any portion of its subleased premises without Landlord's prior written consent, which consent may be withheld by Landlord at its sole and absolute discretion. Neither an assignment or subletting nor the collection of rent by Landlord from any person other than Tenant, nor the application of any such rent as provided in this Paragraph 13.a. shall be deemed a waiver of any of the provisions of this Paragraph 13.a. or release Tenant from its obligation to comply with the provisions of this Lease and Tenant shall remain fully and primarily liable for all of Tenant's obligations under this Lease.

            b. Processing Expanses. Tenant shall pay to Landlord, as Landlord's cost of processing each proposed assignment or subletting, an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of One Thousand Dollars ($1,000.O0) for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"), and the amount of all direct and indirect costs and expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs and all other direct and indirect costs and expenses of Landlord and its agents arising from the assignee or subtenant taking occupancy.

            c. Consideration to Landlord. In the event of any assignment or sublease, other than an assignment or sublease pursuant to Paragraph 13.g. below, Landlord shall be entitled to receive, as additional rent hereunder, fifty percent (50%) of any consideration (including, without limitation, payment for leasehold improvements) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, fifty percent (50%) of the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Rent under Paragraph 5 above and Additional Rent under Paragraph 7 above attributable to the sublet space for the corresponding month; except that Tenant may recapture, on an amortized basis over the term of the sublease or assignment, any brokerage commissions paid by Tenant in connection with the subletting or assignment (not to exceed commissions typically paid in the market at the time of such subletting or assignment), reasonable marketing costs paid by Tenant in connection with the subletting or assignment, reasonable attorneys fees in connection with the subletting or assignment, any improvement allowance paid by Tenant to the subtenant or assignee and any improvement costs incurred by Tenant specifically to prepare the space for such assignment or subletting (which costs shall exclude, without limitation, all costs of the Initial Alterations pursuant to Paragraph 4 above, whether paid by Tenant or Landlord), (collectively the "Assignment or Subletting Costs"), provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant shall provide to Landlord, within ninety (90) days of Landlord's execution of Landlord's consent to the assignment or subletting, a detailed accounting of the Assignment or Subletting Costs and supporting documents, such as receipts and construction invoices. To effect the foregoing, Tenant shall deduct from the monthly amounts received by Tenant from the subtenant or assignee as rent or consideration (i) the Monthly Rent and Additional Rent payable by Tenant to Landlord for the subject space for the corresponding month, and (ii) the incremental amount, on an amortized basis, of the Assignment or Subletting Costs, and fifty percent (50%) of the then remaining sum shall be paid promptly to Landlord. Upon Landlord's request, Tenant shall assign to Landlord all amounts to be paid to Tenant by any such subtenant or assignee and that belong to Landlord and shall direct such subtenant or assignee to pay the same directly to Landlord. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Paragraph 13.c., shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

            d. Procedures. If Tenant desires to assign this Lease or any interest therein or sublet all or part of the Premises (except for an assignment or sublease pursuant to Paragraph 13.g. below), Tenant shall give Landlord written notice thereof and the terms proposed (the "Sublease Notice"), which Sublease Notice shall be accompanied by Tenant's proposed assignment or sublease agreement (in which the proposed assignee or subtenant shall be named, shall be executed by Tenant and the proposed assignee or subtenant, and which agreement shall otherwise meet the requirements of Paragraph 13.e. below), together with a current financial statement of such proposed assignee or subtenant and any other information reasonably requested by Landlord. Landlord shall have the prior right and option (to be exercised by written notice to Tenant given within thirty (30) days after receipt of Tenant's notice) (i) in the case of any proposed sublet, to sublet from Tenant any portion of the Premises proposed by Tenant to be sublet, for the term for which such portion is proposed to be sublet, at the proposed sublease rent (subject to credit in favor of Landlord for any amounts due to Landlord in connection with such sublease pursuant to Paragraph 13.c. above) and on the other terms set forth in the Sublease Notice;
(ii) to terminate this Lease in its entirety (in the case of any proposed assignment) or as it pertains to the portion of the Premises so proposed by Tenant to be sublet (in the ease of any proposed sublet that expires during the last one (1) year of the than current term of this Lease); or (iii) to approve or reasonably disapprove the proposed assignment or sublease. If Landlord exercises its option in (i) above, then Landlord may, at Landlord's sale cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, Landlord shall have no obligation to restore the subject space to its original condition following the termination of the sublease (and in no event shall Tenant have any removal or restoration obligation with respect to any improvements constructed in the subject space by Landlord); provided, however, that if the Sublease Notice shall expressly impose such removal and restoration obligation on the subtenant, then Landlord (and any other subtenant proposed by Tenant for the applicable space if Landlord elects not to exercise its option in (i) above), shall be required to so restore the subject space. If Landlord fails to exercise any such option to sublet or to terminate, this shall not be construed as or constitute a waiver of any of the provisions of Paragraphs 13.a., b., c. or d. herein. If Landlord exercises any option to sublet or to terminate, any costs of demising the portion of the Premises affected by such subleasing or termination shall be borne by Tenant; provided, however, that if the Sublease Notice shall expressly impose such demising obligation on the subtenant, then Landlord (and any other subtenant proposed by Tenant for the applicable space if Landlord elects not to exercise its option in (i) or (ii) above), shall be required to so demise the subject space. In addition. Landlord shall have no liability for any real estate brokerage commission(s) Or with respect to any of the costs and expenses that Tenant may have incurred in connection with its proposed assignment or subletting, and Tenant agrees to indemnify, defend and hold Landlord and all other Indemnitees harmless from and against any and all Claims (as defined in Paragraph 14.b. below), including, without limitation, claims for commissions, arising from such proposed assignment or subletting. Landlord's foregoing rights and options shall continue throughout the entire term of this Lease.

            e. Documentation. No permitted assignment or subletting by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) the assignee or subtenant may not further assign this Lease or the sublease, as applicable, or sublet the Premises or any portion thereof, without Landlord's prior written consent (which, in the case of a further assignment or sublease proposed by an assignee of this Lease, shall not be unreasonably withheld, subject to Landlord's rights under the provisions of this Paragraph 13, and subject further to such assignee's rights to assign or sublease without Landlord's consent pursuant to Paragraph 13.g. below), and in the case of a subtenant's assignment of its sublease or further subletting of its subleased premises or any portion thereof may he withheld in Landlord's sole and absolute discretion), (ii) the assignee or subtenant will comply with all of the provisions of this Lease, and Landlord may enforce the Lease provisions directly against such assignee or subtenant, (iii) in the ease of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iv) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease applicable to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant, other than en assignment or sublease pursuant to Paragraph 13.g. below, shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's reasonable consent to assignment or consent to sublease form. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, however, no subtenant or assignee shall be permitted to occupy the Premises or any portion thereof unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of such subtenant or assignee under this Lease.

            f. No Merger. Without limiting any of the provisions of this Paragraph 13, if Tenant has entered into any subleases of any portion of the Premises, the voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

            g. Affiliates. Notwithstanding anything to the contrary in Paragraphs 13.a., 13.c. and 13.d., but subject to Paragraphs 13.b, 13.e. and
13.f. Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity that controls, is controlled by, or is under common control with Tenant or Tenant's parent (control being defined for such purposes as ownership of at least fifty percent (50%) of the equity interests in, and the power to direct the management of the relevant entity) or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or Tenant's parent, or to any person or entity that acquires substantially all the assets (including by means of a purchase of all or substantially all of Tenant's stock, any such purchaser being a "Stock Purchaser") of Tenant as a going concern (collectively, an "Affiliate"), provided that (i) Landlord receives at least ten
(10) days' prior written notice of an assignment or subletting, together wit evidence reasonably satisfactory to Landlord that the requirements of this Paragraph 13.g. have been met, or, in the case of an assignment by merger or stock purchase or where such prior notice is not otherwise permitted by applicable law or contractual restriction, such later notice (but no later than the effective date of the assignment) as may be permitted by the applicable merger agreement or the stock purchase agreement (if the assignment is effected by means thereof) or as may be the earliest notice date permitted by applicable law or the applicable contract, (ii) the Affiliate's net worth (other than in the case of an Affiliate that is a Stock Purchaser, in which case the following net worth test shall be applied to Tenant rather than the Affiliate) is not less than the lesser of (A) One Hundred Twenty Million Dollars ($l20,000,000.00), subject to the last sentence of this Paragraph 13.g., or (B) the greater of Tenant's net worth immediately prior to the assignment or subletting (or series of transactions of which the same is a part) or Tenant's net worth as of the date of this Lease, (iii) except in the case of an assignment where the assignor is dissolved as a matter of law following the series of transactions of which the assignment is a part and where such assignor makes sufficient reserves for contingent liabilities (including its obligations under this Lease) as required by applicable law, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) the Affiliate assumes (in the event of an assignment) in writing all of Tenant's obligations under this Lease, (v) Landlord receives a fully executed copy of an assignment or sublease agreement between Tenant and the Affiliate (which, in the case of an assignment effected by means of a merger or stock purchase, may be contained within the merger agreement or stock purchase agreement) at least ten
(10) days prior to the effective date of such assignment or sublease or, in the case of an assignment by merger or stock purchase or where such prior delivery is not otherwise permitted by applicable law or contractual restriction, such later date (but no later than the effective date of the assignment) as may be permitted by the applicable merger agreement or the stock purchase agreement (if the assignment is effected by means thereof) or as may be the earliest notice date permitted by applicable law or the applicable contract, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this Lease and the transaction is not a subterfuge by Tenant to avoid its obligations under this Lease or the restrictions on assignment and subletting contained herein. Notwithstanding clause (ii) above, in the case of an transaction pursuant to this Paragraph 13.g. which has an effective date on or after the commencement of any renewal period pursuant to Paragraph 52 below, the One Hundred Twenty Million Dollars ($l20,000,000.00) amount set forth in said clause (ii) shall be increased by the same percentage increase, if any, in the Monthly Rent payable during such renewal term over the Monthly Rent payable during the initial term of this Lease (each as calculated on a net effective basis per rentable square foot).

         14. Indemnification of Landlord.

            a. Landlord and the holders of any Superior Interests (as defined in Paragraph 21 below) shall not be liable to Tenant and Tenant hereby waives all claims against such parties for any loss, injury or other damage to person or property in or about the Premises or the Real Property from any cause whatsoever, including without limitation, water leakage of any character from the roof, walls, basement, fire sprinklers, appliances, air conditioning, plumbing or other portion of the Premises or the Real Property, or gas, fire, explosion, falling plaster, steam, electricity, or any malfunction within the Premises or the Real Property, or acts of other tenants of the Building; provided, however, that, subject to Paragraph 16 below, the foregoing waiver shall be inapplicable to any loss, injury or damage to the extent resulting from Landlord's gross negligence or willful misconduct, Tenant acknowledges that from time to time throughout the term of this Lease, construction work may be performed in and about the Building and the Real Property by Landlord, contractors of Landlord, or other tenants or their contractors, and that such construction work may result in noise and disruption to Tenant's business. In addition to and without limiting the foregoing waiver or any other provision of this Lease, Tenant agrees that Landlord shall not be liable for, and Tenant expressly waives and releases Landlord and the other Indemnitees (as defined in

Paragraph 14.b. below) from any Claims (as defined in Paragraph 14.b. below), including without limitation, any and all consequential damages or interruption or loss of business, income or profits, or claims of actual or constructive eviction or for abatement of rental, arising or alleged to be arising as a result of any such construction activity. Landlord shall use its good faith efforts to minimize such noise and disruption to Tenant's business, and, without limitation, Landlord shall perform any extraordinarily noisy or disruptive work after Business Hours or on weekends to the extent such procedures would be generally followed by managers of other first class office buildings in the San Francisco financial district (except to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord).

            b. Tenant shall hold Landlord and the holders of any Superior Interest, and the constituent shareholders, partners or other owners thereof, and all of their agents, servants, officers, directors and employees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses. including reasonable attorneys' fees and costs incurred in defending against the same (collectively. "Claims"), to the extent arising from (a) the negligence or willful misconduct of Tenant or any other Tenant Parties (as defined in Paragraph 8.c. above) in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant (other than by Landlord) in, on or about the Premises, whether prior to or during the term of this Lease, or (c) any Event of Default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in the Premises; except to the extent such Claims are caused by the negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph 14.b. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.


         15 Insurance

            a. Tenant's Insurance.  Tenant shall, at Tenant's expense,  maintain during the term of this Lease (and, if Tenant occupies or conducts activities in or about the Premises prior to or after the term hereof, then also during such pre-term or post-term period): (i) commercial general liability insurance including contractual liability coverage, with minimum coverages of One Million Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury and property damage, One Million Dollars ($1,000,000.00) for products-completed operations coverage, One Hundred Thousand Dollars ($100,000.00) fire legal liability, One Million Dollars ($1,000,000.00) for personal and advertising injury (which coverage shall not be subject to the contractual liability exclusion), with a Two Million Dollars ($2,000,000.00) general aggregate limit, for injuries to, or illness or death of, persons and damage to property occurring in or about the Premises or otherwise resulting from Tenant's operations in the Building; provided, however, that so long as the Retail Premises shall be used for retail purposes (without any implication that the Retail Premises may he used for other than retail purposes except as expressly permitted by this Lease), the commercial general liability insurance limit and general aggregate limit set forth above shall be increased to Three Million Dollars ($3,000,000.00) and Five Million Dollars ($5,000,00000) respectively,
(ii) property insurance protecting Tenant against loss or damage by fire and such other risks as are insurable under then-available standard forms of "special form" (previously known as "all risk") insurance policies (excluding earthquake, terror and flood but including water damage), covering Tenant's personal property and trade fixtures in or about the Premises or the Real Property, and any improvements and/or Alterations made by Tenant in the Premises, for the fall replacement value thereof without deduction for depreciation; (iii) workers' compensation insurance in statutory limits; (iv) at least three months' coverage for loss of business income and continuing expenses, providing protection against any peril included within the classification "special form" insurance, excluding earthquake and flood but including water damage; (v) if Tenant operates owned, leased or non-owned vehicles on the Real Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000.00) per occurrence, combined single limit; and (vi) with respect to the Retail Premises, insurance covering the plate glass in the storefront of the Retail Premises against breakage for its full replacement costs; provided, however, that so long as Tenant hereunder shall be the tenant originally named in this Lease, Tenant may self-insure such plate glass breakage The above described policies shall protect Tenant, as named insured, and, except for workers' compensation insurance described in clause (iii) above, shall protect Landlord and all the other Indemnitees and any other parties designated by Landlord, as additional insureds; shall insure Landlord's and such other parties' contingent liability with regard to acts or omissions of Tenant; shall include standard contractual liability coverage with respect to Tenant's liability under this Lease (provided, however, that such contractual liability coverage shall not limit or be deemed to satisfy Tenant's indemnity obligations under this Lease); and, if subject to deductibles, shall provide for deductible amounts not in excess of those approved by Landlord in its reasonable discretion (which approval shall be deemed given until Landlord gives written notice to Tenant of Landlord's reasonable disapproval, upon which Tenant shall have an additional thirty (30) days to modify the deductible amounts so as to be reasonably acceptable to Landlord). Landlord reserves the right to increase the foregoing amount of liability coverage from time to time (but not more frequently than one (1) time in any three (3) year period) as Landlord reasonably determines is required to adequately protect Landlord and the other parties designated by Landlord from the matters insured thereby; provided, however, such increased amounts shall not materially exceed the greater of (a) those amounts normally required for comparable first class office buildings in the San Francisco financial district or (b) those amounts required to provide Landlord with the same relative protection as the amounts set forth above as of the date of this Lease. Notwithstanding the foregoing, Landlord makes no representation that the limits of liability required hereunder from time to time shall be adequate to protect Tenant. Landlord reserves the right to require that Tenant cause any of its contractors, vendors, movers or other parties conducting activities in or about or occupying the Premises to obtain and maintain insurance as reasonably determined by Landlord and as to which Landlord and such other parties designated by Landlord shall be additional insureds.

            b. Policy Form. Each insurance policy required pursuant to Paragraph 15.a. above shall be issued by an insurance company licensed in the State of California and with a general policyholders' rating of "A-" or better and a financial size ranking of "Class VIII" or higher in the most recent edition of Best's Insurance Guide. Each insurance policy, other than Tenant's workers' compensation insurance, shall (i) provide that it may not be materially changed, cancelled or allowed to lapse unless ten (10) days' prior written notice to Landlord and any other insureds designated by Landlord is first given, (ii) provide that no act or omission of Tenant shall affect or limit the obligations of the insurer with respect to any other insured, (iii) include all waiver of subrogation rights endorsements necessary to effect the provisions of Paragraph 16 below, and (iv) provide that the policy and the coverage provided shall be primary, that Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the other Indemnitees by reason of acts or omissions of Tenant, and that any coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. Each such insurance policy or a certificate thereof shall be delivered to Landlord by Tenant on or before the effective date of such policy and thereafter Tenant shall deliver to Landlord renewal policies or certificates at least five (5) Business Days prior to the expiration dates of expiring policies. If Tenant fails to procure such insurance or to deliver such policies or certificates, Landlord may, at its option, procure the same for Tenant's account, and the cost thereof shall be paid to Landlord by Tenant upon demand. Landlord may at any time, and from time to time, inspect and/or copy any and all insurance policies required by this Lease.

            c. Nothing in this Paragraph 15 shall be construed as creating or implying the existence of (i) any ownership by Tenant of any fixtures, additions, Alterations, or improvements in or to the Premises or (ii) any right on Tenant's part to make any addition, Alteration or Improvement in or to the Premises.

            d. Landlord's Insurance. During the term hereof, Landlord shall keep the Building insured through reputable insurance underwriters against perils covered by a standard "special form" (previously known as "all risk") insurance policy or policies as such policies are in use from time to time for comparable first-class office buildings in the San Francisco financial district (excluding, at Landlord's option, perils such as earthquake, terrorism, flood and other standard "special form" policy exclusions), with a deductible provision, if any, that does not materially exceed that which prudent, efficient operators of first-class office buildings in the San Francisco financial district would carry from time--to-time in the exercise of reasonable business judgment, in an amount or amounts equal to not less than eighty percent (80%) of the full replacement value of the Building (excluding the land and die footings, foundations and installations below the basement level) (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer), without deduction for depreciation, including the costs of demolition and debris removal, or such other fire and property damage insurance as Landlord shall reasonably determine to give substantially equal or granter protection.

         16. Mutual Waiver of Subrogation Rights. Each party hereto hereby releases the other respective party and, in the case of Tenant as the releasing party, the other Indemnitees, and the respective partners, shareholders, agents, employees, officers, directors and authorized representatives of such released party, from any claims such releasing party may have for damage to the Project, the Real Property, the Building, the Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Project, the Real Property, the Building or the Premises that is caused by or results from risks insured against under "special form" insurance policies (whether such insurance policies are actually carried by the releasing party) or risks that are insured against under any broader form property damage insurance policies that are actually carried by such releasing party; provided, however, that in the case of such broader form policies, such waiver shall be limited to the extent of the net insurance proceeds actually payable by the relevant insurance company with respect to such loss or damage. Each party hereto shall cause each such "special form" insurance policy obtained by it (and any broader form properly damage insurance policy obtained by it, if applicable) to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other released parties in connection with any matter covered by such policy.

         17. Utilities.

            a. Basic Services. Landlord shall furnish the following utilities and services ("Basic Services") for the Premises: (i) electricity for lighting and all other power requirements totaling up to 0.758 kilowatt hours of aggregate consumption per rentable square foot of the Premises per month ("Tenant's Electricity Basket"), (ii) to the Office Premises only, during the hours of 8 A.M. to 6 P.M. ("Business Hours") Monday through Friday (except public holidays) ("Business Days"), heat and air conditioning required in Landlord's reasonable judgment for the comfortable use and occupancy of the Office Premises for ordinary general office purposes, (iii) unheated water for the restroom(s) and drinking fountain(s) in the public areas serving the Premises, (iv) elevator service to the floor(s) of the Premises by nonattended automatic elevators for general office pedestrian usage, and (v) to the Office Premises only, on Business Days after the date that Tenant shall have commenced the conduct of business from the Office Premises, janitorial services limited to emptying and removal of general office refuse, light vacuuming as needed and window washing as reasonably determined by Landlord. Tenant shall be solely responsible, at Tenant's sole cost and expense, for providing heat and air conditioning to the Retail Premises, including all equipment and facilities as shall be necessary for the same. Tenant shall either arrange for janitorial service to the Retail Premises at Tenant's sole cost and expense by a licensed party approved by Landlord (such approval not to be unreasonably withheld), or reach agreement with Landlord as to the provision of such janitorial service to the Retail Premises as an Excess Service as provided below. Notwithstanding the above, subject to temporary shutdown for maintenance and repairs, for security purposes, for compliance with Legal Requirements, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes of Force Majeure, (A) Tenant shall have access to the Premises 24 hours a day, each day of the Lease term, (B) the services described in (iii) and (iv) above shall be provided to the Premises 24 hours a day, each day of the Lease term, and (C) Tenant may use water, beat, air conditioning, electric current, elevator and janitorial service in excess of that provided in Basic Services ("Excess
Services," which shall include without limitation electricity in excess of Tenant's Electricity Basket, water consumed by Tenant in connection with any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant; chilled, heated or condenser water; or water used for any purpose other than ordinary drinking and lavatory purposes), provided that the Excess Services desired by Tenant are reasonably available to Landlord and to the Premises (it being understood that in no event shall Landlord be obligated to make available to the Premises more than the pro rata share of the capacity of any Excess Service available to the Building or the applicable floor of the Building, as the case may be), and provided further that Tenant complies with the procedures established by Landlord from time to time for requesting and paying for such Excess Services and with all other provisions of this Paragraph 17. Tenant acknowledges that any heat and air-conditioning required by Tenant in the Retail Premises that is excess of the standard set forth in clause (ii) above shall constitute Excess Services. Landlord reserves the right to install in the Premises or the Real Property electric current and/or water meters (including, without limitation, any additional wiring, conduit or panel required therefor) to measure the electric current or water consumed by Tenant or to cause the usage to be measured by other reasonable methods (e.g. by temporary "check" meters or by survey).

            b. Payment for Utilities and Services. The cost of Basic Services shall be included in Operating Expenses, except that the cost of the electricity furnished to the Retail Premises (including any electricity required to power any dedicated or supplemental heating, ventilating and/or air conditioning, computer power, telecommunications and/or other special units or systems of Tenant) shall be paid directly by Tenant to the public utility provider so long as the Retail Premises shall be separately metered and such direct payment shall be permitted by the public utility provider and applicable Legal Requirements. If such direct metering and/or payment shall not be in place, Tenant shall pay Landlord for the electricity furnished to the Retail Premises, which cost shall be at the average rate charged to Landlord for electricity supplied to the Building by the utility provider thereof for the applicable period, together with a reasonable overhead component to cover Landlord's administrative costs, and determined by Landlord on the basis of a separate electrical meter or sub-meter to be installed in the Building at Tenant's sole cost and expense to measure such electricity. In addition, Tenant shall pay to Landlord upon demand
(i) the cost, at Landlord's prevailing rate, of any Excess Services used by Tenant, (ii) the cost of installing, operating, maintaining or repairing any meter or other device used to measure Tenant's consumption of utilities in the Retail Premises or Tenant's consumption of utilities that constitute Excess Services in the Office Premises, (iii) the cost of installing, operating, maintaining or repairing any Temperature Balance Equipment (as defined in Paragraph 1 7.d. below) for the Premises and/or any equipment required in connection with any Excess Services requested by Tenant, and (iv) any cost otherwise incurred by Landlord in keeping account of or determining any Excess Services used by Tenant. Landlord's failure to bill Tenant for any of the foregoing shall not waive Landlord's right to bill Tenant for the same at a later time, provided that such bill is delivered to Tenant no later than one hundred eighty (180) days after the end of the calendar year in which such utilities or services were performed or such costs incurred by Landlord, as applicable.

            Landlord acknowledges that Tenant shall not be obligated to use telecommunication equipment, facilities or services provided by Landlord or any company that contracts with or is affiliated with Landlord.

            c. Utility Connections. Tenant shall not connect or use any apparatus or device in the Premises which would exceed the capacity of the then existing panel or transformer serving the Office Premises or the Retail Premises, as applicable. Tenant shall not connect with electric current (except through existing outlets in the Premises or such additional outlets as may be installed in the Premises as part of initial improvements or Alterations approved by Landlord), or water pipes, any apparatus or device for the purpose of using electrical current or water.

         Landlord will not permit additional coring or channeling of the floor of the Premises in order to install new electric outlets in the Premises unless Landlord is satisfied, on the basis of such information to be supplied by Tenant at Tenant's expense, that coring and/or channeling of the floor in order to install such additional outlets will not weaken the structure of the floor

            d. Temperature Balance. If the temperature otherwise maintained in any portion of the Office Premises by the heating, air conditioning or ventilation system is affected as a result of (i) the type or quantity of any lights, machines or equipment (including without limitation typical office equipment) used by Tenant in the Office Premises, (ii) the occupancy of such portion of the Office Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in the Office Premises excess of the limits specified in Paragraph 17.c. above, or (iv) any rearrangement of partitioning or other improvements in the Office Premises, then at Tenant's sole cost, Landlord may install any equipment, or modify any existing equipment (including the standard air conditioning equipment) Landlord reasonably deems necessary to restore the temperature balance in the Office Premises (such new equipment or modifications to existing equipment termed herein "Temperature Balance Equipment"). Tenant agrees to keep closed, when necessary, draperies and/or window treatments in the Office Premises which, because of the sun's position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system serving the Office Premises. Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any computer or communications rooms, machine rooms, conference rooms or other areas of high concentration of personnel or electrical usage, or any other uses other than or in excess of the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith.

            e. Interruption of Services. Landlord's obligation to provide utilities, services and access to the Premises is subject to the Rules and Regulations of the Building, applicable Legal Requirements (including the rules or actions of the public utility company furnishing the utility or service), and shutdowns for maintenance and repairs, for security purposes, or due to strikes, lockouts, labor disputes, fire or other casualty, acts of God, or other causes beyond the control of Landlord. In the event of an interruption in, or failure or inability to provide any service or utility for the Premises or access to the Premises for any reason, such interruption, failure or inability shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant, or entitle Tenant to any abatement or offset of Monthly Rent, Additional Rent or any other amounts due from Tenant under this Lease. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future Legal Requirement permitting the termination of this Lease due to such interruption, failure or inability. Landlord shall use its good faith efforts to minimize interruptions in utilities, services and access to the Premises, and without limitation, Landlord shall perform any maintenance or repairs that are reasonably anticipated to give rise to any such interruption after Business Hours or on weekends to the extent such procedures would be generally followed by operators of other first class office buildings located in the San Francisco financial district (except to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord).

            Notwithstanding the foregoing. (i) if any interruption in or failure or inability to provide access to the Premises or any of the services or utilities described in Paragraph 17.a. is within Landlord's reasonable control and continues for ten (10) or more consecutive Business Days after Tenant's written notice thereof to Landlord, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, then Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof which abatement shall commence as of the first day after the expiration of such ten (10) Business Day period and terminate upon the cessation of such interruption, failure or inability, and which abatement shall be based on the portion of the Premises rendered inaccessible or unusable for Tenant's business by such interruption, failure or inability, and (ii) lf any interruption in or failure or inability to provide access to the Premises or any of the services or utilities described in Paragraph 17.a. is not within Landlord's reasonable control and continues for thirty (30) or more consecutive days after Tenant's written notice thereof to Landlord, and Tenant is unable to conduct and does not conduct any business in a material portion of the Premises as a result thereof, Tenant shall be entitled to an abatement of Monthly Rent under Paragraph 5 hereof and Additional Rent under Paragraph 7 hereof, which abatement shall commence as of the first day after the expiration of such thirty (30) day period and terminate upon the cessation of such interruption, failure or inability, and which abatement shall be based on the portion of the Premises rendered inaccessible or unusable for Tenant's business by such interruption, failure or inability, and which abatement shall be applicable only to the extent and for long as Landlord is reimbursed for the so abated rent pursuant to Landlord's rental loss insurance. The abatement provisions set forth above shall be inapplicable to any interruption, failure or inability described in this Paragraph 17.e. that is caused by (x) damage from fire or other casualty (it being acknowledged that such situation shall be governed by Paragraph 26), or (y) the negligence or willful misconduct of Tenant or its agents, employees or contractors, except where Tenant reimburses Landlord for the deductible required under Landlord's property damage/rental loss insurance.

            f. Governmental Controls. In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any Legal Requirement or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively, "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Landlord shall use its good faith efforts to minimize noise and disruption to Tenant's business and access to the Premises by reason of its compliance with Controls, and, without limitation, Landlord shall perform any extraordinarily noisy or disruptive work after Business Hours or on weekends to the extent such procedures would be generally followed by managers of other first class office buildings the San Francisco financial district (except to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord).

         18. Personal  Property and Other Taxes.  Tenant shall pay, at least ten
(10) days before delinquency, any and all taxes, fees, charges or other governmental impositions levied or assessed against Landlord or Tenant (a) upon Tenant's equipment, furniture, trade fixtures, and other personal property (including carpeting installed by Tenant) located in the Premises. (b) by virtue of any Specialty Alterations made by Tenant to the Premises, and (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. It any such fee, charge or other governmental imposition is paid by Landlord, Tenant shall reimburse Landlord for Landlord's payment within thirty (30) days after Landlord's written demand.

         19. Rules and Regulations. Tenant shall comply with the rules and regulations set forth on Exhibit B attached hereto, as such rules and regulations may be reasonably modified or amended by Landlord from time to time (the "Rules and Regulations"). Landlord shall not be responsible to Tenant for the nonperformance or noncompliance by any other tenant or occupant of the Building of or with any of the Rules and Regulations, but Landlord shall not enforce the Rules and Regulations in a discriminatory manner. In the event of any conflict between the Rules and Regulations and the balance of this Lease, the balance of this Lease shall control.

         20. Surrender; Holding Over.

            a. Surrender. Upon the expiration or other termination of this Lease, Tenant shall surrender the Premises, to Landlord vacant and broom-clean, with all improvements and Alterations (except as provided below) in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations and Cosmetic Alterations; provided, however, that prior to the expiration Or termination of this Lease Tenant shall remove from the Premises any Alterations that Tenant is required by Landlord to remove under the provisions of this Lease, and all of Tenant's personal property (including, without limitation, all voice and data cabling) and trade fixtures. If such removal is not completed at the expiration or other termination of' this Lease, Landlord may remove the same at Tenant's expense. Any damage to the Premises or the Building caused by such removal shall be repaired promptly by Tenant (including the patching or repairing of ceilings and walls) or, if Tenant fails to do so, Landlord may do so at Tenant's expense. The removal of Alterations from the Premises shall be governed by Paragraph 9 above. Tenant's obligations under this Paragraph shall survive the expiration or other termination of this Lease. Upon expiration or termination of this Lease or of Tenant's possession, Tenant shall surrender all keys to the Premises or any other part of the Building and shall make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises.

            b. Holding Oven If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease with the express written consent of Landlord, Tenant's occupancy shall be a month-to-month tenancy at a rent agreed upon by Landlord and Tenant, but in no event less than the greater of (i) one hundred fifty percent (150%) of the Monthly Rent and Additional Rent payable under this Lease during the last full month prior to the date of the expiration of this Lease or (ii) the then fair market rental (as reasonably determined by Landlord) for the Premises. Except as provided in the preceding sentence, the month-to-month tenancy shall be on the terms and conditions of this Lease, except that any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building contained in this Lease shall be deemed to have terminated and shall be inapplicable thereto. Landlord's acceptance of rent after such holding over with Landlord's written consent shall not result in any other tenancy or in a renewal of the original term of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of this Lease without Landlord's consent, Tenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as Monthly Rent during the holdover period an amount equal to the greater of (i) one hundred fifty percent (150%) of the fair market rental (as reasonably determined by Landlord) for the Premises or (ii) two hundred percent (200%) of the Monthly Rent and Additional Rent payable under this Lease for the last full month prior to the date of such expiration or termination.

            c. Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims incurred by or asserted against Landlord and arising directly or indirectly from Tenant's failure to surrender the Premises on the expiration or earlier termination of this Lease, including but not limited to (i) any rent payable by or any loss, cost, or damages, including lost profits, claimed by any prospective tenant of the Premises or any portion thereof and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises or any portion thereof by reason of such failure to timely surrender the Premises.

         21. Subordination and Attornment.

            a. This Lease is expressly made subject and subordinate to any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Real Property or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a "Superior Interest") without the necessity of any further documentation evidencing such subordination. Notwithstanding the foregoing, Tenant shall, within ten (10) days after Landlord's request, execute and deliver to Landlord a document evidencing the subordination of this Lease to a particular Superior Interest. Tenant acknowledges and agrees that its failure to timely execute any such document, where such failure shall continue for five (5) Business Days after written notice thereof from Landlord, may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing. If the interest of Landlord in the Real Property or the Building is transferred to any person ("Purchaser") pursuant to or in lieu of proceedings for enforcement of any Superior Interest, unless Purchaser shall elect otherwise (pursuant to such enforcement proceedings or otherwise), Tenant shall immediately and automatically attorn to the Purchaser, and this Lease shall continue in fill force and effect as a direct lease between the Purchaser and Tenant on the terms and conditions set forth herein. This Lease is further subject to that certain Master Declaration of Easements, Covenants, Conditions and Restrictions For Hills Plaza Subdivision (the "Master Declaration"), dated February 21, 1991, recorded on February 28, 1991, in Reel No. F322, image No. 0357, in the Official Records of the City and County of San Francisco, California. Notwithstanding the foregoing, if a Superior interest is created following the execution of this Lease, Landlord's delivery to Tenant of a non-disturbance agreement with respect thereto as described in Paragraph 21.b. below and otherwise in such holder's reasonable form shall be a condition to the subordination of this Lease thereto. Landlord shall pay any fees or charges required by such holder in order to obtain such non-disturbance agreement.

            b. Landlord will endeavor to cause the holders of any Superior Interests in place as of the date of this Lease ("Existing Holders") to execute a written "non-disturbance agreement" on Tenant's behalf in such holder's reasonable form providing that, if Tenant is not in default under this Lease beyond any applicable grace period, that such party will recognize this Lease and Tenant's rights hereunder and will not disturb Tenant's possession hereunder, and if this Lease is by operation of law terminated in a foreclosure, that a new lease will be entered into on the same terms as this Lease for the remaining term hereof The failure of any such holder of a Superior Interest to execute and deliver such a non-disturbance agreement shall not constitute a default hereunder by Landlord. Landlord shall pay any fees or charges required by such holder in order to obtain such non-disturbance agreement. If Landlord shall not deliver to Tenant a non-disturbance agreement as described above in this Paragraph 21 .b. from the Existing Holders within fifteen (15) Business Days after the data of this Lease, Tenant shall have the right to terminate this Lease. Such termination right shall be exercised by Tenant, if at all, by Tenant's notice thereof given to Landlord no later than five (5) Business Days after the expiration of the aforesaid fifteen (15) Business Days period, and Tenant's failure to exercise such termination right within such five (5) Business Day period shall serve to forever extinguish such termination right.

         22. Financing Condition. If any lender or ground lessor that intends to acquire an interest in, or holds a mortgage, ground lease or deed of trust encumbering any portion of the Real Property should require either the execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure, and preventing Tenant from terminating this Lease (to the extent such termination right would otherwise be available) unless such default remains uncured after foreclosure has been completed, and/or any modification of the agreements, covenants, conditions or provisions of this Lease, then Tenant agrees that it shall, within ten (10) days after Landlord's request, execute and deliver such agreement and modify this Lease as required by such lender or ground lessor; provided, however, that no such modification shall affect the length of the term or increase the rent payable by Tenant under Paragraphs 5 and 7 or otherwise materially adversely affect Tenant's rights or materially increase Tenant's obligations (other than notice requirements and other similar ministerial obligations). Tenant acknowledges and agrees that its failure to timely execute any such agreement or modification required by such lender or ground lessor, where such failure shall continue for five (5) Business Days after written notice thereof from Landlord, may cause Landlord serious financial damage by causing the failure of a financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 below, including its right to damages caused by the loss of such financing.

         23. Entry by Landlord. Landlord may, at any and all reasonable times and upon reasonable advance notice (provided that no advance notice need be given if an emergency (as determined by Landlord in its good faith judgment) necessitates an immediate entry or prior to entry to provide routine janitorial services), enter the Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply janitorial and any other service Landlord is required to provide hereunder, (c) show the Premises to prospective lenders, purchasers or, during the last one (1) year of the then current term of this Lease, tenants, (d) post notices of nonresponsibility, and (e) alter, improve or repair the Premises or any other portion of the Real Property; provided, however, that Landlord shall not make any alterations or improvements to the Premises or the storefront windows of the Retail Premises that materially affect Tenant's use and occupancy thereof except to the extent reasonably required in connection with Landlord's maintenance and repair of the Real Property or to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord. In connection with any such alteration, improvement or repair. Landlord may erect in the Premises or elsewhere in the Real Property scaffolding and other structures reasonably required for the work to be performed. In no event shall such entry or work entitle Tenant to an abatement of rent (except as provided in Paragraph 17.e. above), constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including but not limited to liability for consequential damages or loss of business or profits by Tenant. Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional expense, and Landlord shall perform any extraordinarily noisy or disruptive work after Business Hours or on weekends to the extent such procedures would be generally followed by managers of other first class office buildings the San Francisco financial district (except to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord). Landlord shall pay the cost of any additional janitorial services to the Premises required by reason of Landlord's entry or work pursuant to this Paragraph 23, and Landlord shall perform any repair work to the Premises required pursuant to Paragraph l0.b. above by reason of such entry or work. Landlord shall at all times retain a key with which to unlock all of the doors in the Premises, except Tenant's vaults and safes. If an emergency necessitates immediate access to the Premises, Landlord may use whatever force is necessary to enter the Premises and any such entry to the Premises shall not constitute a forcible or unlawful entry into the Premises, a detainer of the Premises, or an eviction of Tenant from the Premises, or any portion thereof.

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

         24. Insolvency or Bankruptcy. The occurrence of any of the following shall constitute an Event of Default under Paragraph 25 below:

            a. Tenant ceases doing business as a going concern, makes an assignment for the benefit of creditors, is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of such petition) seeking for Tenant any reorganization, arrangement. composition, readjustment, liquidation, dissolution or similar arrangement under any state or federal bankruptcy or other law, or Tenant consents to or acquiesces in the appointment, pursuant to any state or federal bankruptcy or other law, of a trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets; or

            b. Tenant fails within sixty (60) days after the commencement of any proceedings against Tenant seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any state or federal bankruptcy or other Legal Requirement, to have such proceedings dismissed, or Tenant fails, within sixty (60) days after an appointment pursuant to any state or federal bankruptcy or other Legal Requirement without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated; or

            c. Tenant is unable, or admits in writing its inability, to pay its debts as they mature; or

            d. Tenant gives notice to any governmental body of its insolvency or pending insolvency, or of its suspension or pending suspension of operations.

         In no event shall this Lease be assigned or assignable by reason of any voluntary or involuntary bankruptcy, insolvency or reorganization proceedings, nor shall any rights or privileges hereunder be an asset of Tenant, the trustee, debtor-in-possession, or the debtor's estate in any bankruptcy, insolvency or reorganization proceedings.

         25. Default and Remedies.

            a. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" by Tenant:

                  1. Tenant fails to pay when due Monthly Rent, Additional Rent or any other rent due hereunder and such failure continues for five (5) Business Days after written notice thereof from Landlord to Tenant, except that Landlord shall only be required to give two (2) such notices in any calendar year, and after such two (2) notices are given any failure by Tenant in such calendar year to pay Monthly Rent, Additional Rent or any other rent due hereunder when due shall itself constitute an Event of Default, without the requirement of notice from Landlord of such failure; or

                  2. Tenant abandons the Premises; or

                  3. Tenant fails to deliver any estoppel certificate pursuant to Paragraph 29 below, subordination agreement pursuant to Paragraph 21 above, or document required pursuant to Paragraph 22 above, within the ten (10) day period set forth therein, and such failure continues for five (5) Business Days after notice thereof from Landlord; or

                  4. Tenant violates the bankruptcy and insolvency provisions of Paragraph 24 above; or

                  5. Tenant makes or has made or furnishes or has furnished any material warranty, representation or statement to Landlord in connection with this Leases, or any other agreement made by Tenant for the benefit of Landlord, which is or was false or misleading in any material respect when made or furnished, and Landlord has relied thereon to its detriment; or

                  6. Tenant assigns this Lease or subleases any portion of the Premises in violation of Paragraph 13 above; or

                  7. Tenant fails to comply with any other provision of this Lease in the manner and within the time required pursuant to this Lease within thirty (30) days after written notice from Landlord of such failure (or if the noncompliance cannot by its nature be cured within the thirty (30) day period, if Tenant fails to commence to cure such noncompliance within the thirty (30) day period and thereafter diligently prosecute such cure to completion); except that such thirty (30) day period shall be shortened as set forth in Landlord's written notice to Tenant as Landlord reasonably determines is necessary if waiting for such thirty (30) day period to expire would materially jeopardize the health, safety or quiet enjoyment of the Building by its tenants and

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

occupants or cause further material damage or loss to Landlord or the Real Property or result in any violation (or continuance of any violation) of any Legal Requirement or result in any breach or default (or continuance of any breach or default) under any Superior Interest.

                  b. Remedies. Upon the occurrence of an Event of Default Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

                      1. Landlord may terminate Tenant's right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including, but not limited to, its re-entry into the Premises, its efforts to relet the Premises, its reletting of the Premises for Tenant's account, its storage of Tenant's personal property and trade fixtures, its acceptance of keys to the Premises from Tenant, its appointment of a receiver, or its exercise of any other rights and remedies under this Paragraph 25 or otherwise at law, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises.

         Upon such termination in writing of Tenant's right to possession of the Premises, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code Section 1951.2 or any other applicable existing or future Legal Requirement providing for recovery of damages for such breach, including but not limited to the following:

                            (i) The reasonable  cost of recovering the Premises;
plus

                            (ii) The reasonable cost of removing  Tenant's trade
fixtures and personal property and Alterations that Tenant is required to remove pursuant to Paragraph 9.b. above; plus

                            (iii) All unpaid rent due or earned  hereunder prior
to the date of termination, less the proceeds of any reletting or any rental received from subtenants prior to the date of termination applied as provided in Paragraph 25.b.2. below, together with interest at the Interest Rate, on such sums from the date such rent is due and payable until the date of the award of damages; plus

                            (iv) The  amount  by which the rent  which  would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord, from the date of termination until the date of the award of damages, exceeds the amount of such rental loss as Tenant proves could have been reasonably avoided, together with interest at the Interest Rate on such sums from the date such rent is due and payable until the date of the award of damages; plus

                            (v) The  amount  by which  the rent  which  would be
payable by Tenant hereunder, including Additional Rent under Paragraph 7 above, as reasonably estimated by Landlord. from the remainder of the then term, after the date of the award of damages exceeds the amount such rental loss as Tenant proves could have been reasonably avoided, discounted at the discount rate published by the Federal Reserve Bank of San Francisco for member banks at the time of the award plus one percent (1%); plus

                            (vi) Such other amounts in addition to or in lieu of
the foregoing as may be permitted from time to time by applicable law, including without limitation any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

                       2. Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect and may enforce all of its rights and remedies under this Lease, including, but not limited to, the right to recover rent as it becomes due. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and sublet all or any part of the Premises for Tenant's account to any person, for such term (which may be a period beyond the remaining term of this Lease), at such rents and on such other terms and conditions as Landlord deems advisable. In the event of any such subletting, rents received by Landlord from such subletting shall be applied (i) first, to the payment of the costs of maintaining, preserving, altering and preparing the Premises for subletting, the other costs of subletting, including but not limited to brokers' commissions, attorneys' fees and expenses of removal of Tenant's personal property, trade

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

fixtures and Alterations; (ii) second, to the payment of rent then due and payable hereunder; (iii) third, to the payment of future rent as the same may become due and payable hereunder; (iv) fourth, the balance, if any, shall be paid to Tenant upon (but not before) expiration of the term of this Lease. If the rents received by Landlord from such subletting. after application as provided above, are insufficient in any month to pay the rent due and payable hereunder for such month, Tenant shall pay such deficiency to Landlord monthly upon demand. Notwithstanding any such subletting for Tenant's account without termination, Landlord may at any time thereafter, by written notice to Tenant, elect to terminate this Lease by virtue of a previous Event of Default.

         During the continuance of an Event of Default, for so long as Landlord does not terminate Tenant's right to possession of the Premises and subject to Paragraph 13, entitled Assignment and Subletting, and the options granted to Landlord thereunder, Landlord shall not unreasonably withhold its consent to an assignment or sublease of Tenant's interest in the Premises or in this Lease.

                       3. During the continuance of an Event of Default, Landlord may enter the Premises without terminating this Lease and remove all Tenant's personal property and trade fixtures from the Premises and store them at Tenant's risk and expense. If Landlord removes such property from the Premises and stores it at Tenant's risk and expense, and if Tenant fails to pay the coat of such removal and storage after written demand therefor and/or to pay any rent then due, then after the property has been stored for a period of thirty (30) days or more Landlord may sell such property at public or private sale, in the manner and at such times and places as Landlord deems commercially reasonable following reasonable notice to Tenant of the time and place of such sale. The proceeds of any such sale shall be applied first to the payment of the expenses for removal and storage of the property, the preparation for and the conducting of such sale, and for attorneys' fees and other legal expanses incurred by Landlord in connection therewith, and the balance shall be applied as provided in Paragraph 25.b.2. above.

         Tenant hereby waives all claims for damages that may be caused by Landlord's reentering and taking possession of the Premises or removing and storing Tenant's personal property pursuant to this Paragraph 25, and Tenant shall indemnity, defend and hold Landlord harmless from and against any and all Claims resulting from any such act. No reentry by Landlord shall constitute or be construed as a forcible entry by Landlord.

                       4. If Landlord shall have terminated Tenant's right to possession of the Premises by appropriate legal proceedings, Landlord may require Tenant to remove any and all Alterations from the Premises that Tenant is required to remove pursuant to Paragraph 9.b. above, or, if Tenant fails to do so within ten (10) days after Landlord's request, Landlord may do so at Tenant's expense.

                       5.  Landlord  may cure the Event of Default  at  Tenant's
expense, it being understood that such performance shall not waive or cure the subject Event of Default. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant. Any amount due Landlord under this subsection shall constitute additional rent hereunder.

            c. Waiver of Redemption. Tenant hereby waives, for itself and all persons claiming by and under Tenant, all rights and privileges which it might have under any present or future Legal Requirement to redeem the Premises or to continue this Lease after being dispossessed or ejected from the Premises.

         26. Damage or Destruction. If all or any part of the Premises or any materiel portion of the balance of the Real Property is damaged by fire or other casualty, within forty-five (45) days of the date of the damage Landlord shall give Tenant notice of Landlord's reasonable estimate of the time required from the date of the damage to repair the damage (the "Damage Estimate"). Landlord shall diligently proceed to repair the damage and this Lease shall remain in full force and effect if (i) the damage is caused by a peril covered by Landlord's insurance (or required under this Lease to be covered by Landlord's insurance), the proceeds from such insurance, together with cash in the amount of the applicable deductible, are sufficient to repair the damage (an "Insured Casualty"), and the Damage Estimate is One hundred eighty (180) days or less, or
(ii) the damage is caused by a peril not covered (and not required to be covered) by Landlord's insurance or the proceeds from Landlord's insurance are not sufficient to repair the damage (an "Uninsured Casualty"), and the Damage Estimate is ninety (90) days or less. If the Damage Estimate is more than one hundred eighty (180) days, in the case of an Insured Casualty, or more than ninety (90) days, in the case of an Uninsured Casualty, Landlord, at its option exercised by written notice to Tenant within sixty (60) days of the date of the damage, shall either (a) diligently proceed to repair the damage, in which event this Lease shall continue in full force and effect, or (B) terminate this Lease as of the date specified by Landlord in the notice, which date shall be not less

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
than thirty (30) days nor more than sixty (60) days after the date such notice is given, and this Lease shall terminate on the date specified in the notice; provided, however, that if the damage is not to the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Landlord may only terminate this Lease pursuant to this clause (b) if Landlord also terminates the leases of substantially all other tenants of the Building tat were, in Landlord's reasonable judgment, similarly affected by the damage (and under which Landlord has such a termination right) and whose leases have a then remaining term of substantially the same duration (or less) as the then remaining term of this Lease. If the damage is to the Premises and/or to the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, and the Damage Estimate is more than one (1) year, and Landlord does not give notice terminating this Lease within the sixty (60) day period provided above, then Tenant may give notice to Landlord, within fifteen (15) calendar days after the expiration of the aforesaid sixty (60) day period, terminating this Lease as of the date specified in Tenant's termination notice, which date shall not he before the date of such notice or more than thirty (30) days after the date of Tenant's termination notice. Tenant shall have the additional right to terminate this Lease by reason of a fire or other casualty if the Damage Estimate is less than one (1) year, and Landlord fails to substantially complete repair of the damage to an extent that permits Tenant's use and occupancy of the Premises within one hundred eighty (180) days after the expiration of the time period originally set forth by Landlord as the Damage Estimate, as such one hundred eighty (180) day period shall be extended by reason of Force Majeure.

         Notwithstanding anything to contrary contained in this Paragraph 26, if the initial Damage Estimate is more than ninety (90) days, and the date on which Landlord reasonably anticipates the repairs of such damage will be completed is during the last twelve (12) months of the Lease term, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other, in the case of Landlord together with the Damage Estimate, or, in the case of Tenant, within thirty (30) days of Tenant's receipt of the Damage Estimate, and this Lease shall terminate as of the date specified by the party in its termination notice, which date shall not be before the date of such notice or more than thirty (30) days after the date of such notice; provided, however, that Tenant's right to terminate this Lease shall be conditioned upon the damage being to the Promises or to the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, and provided further, however, that if Landlord shall exercise its termination option pursuant to this paragraph and at the time of Tenant receipt of Landlord's termination notice Tenant has any theretofore unexercised renewal option remaining pursuant to Paragraph 52 below, Tenant may nullify Landlord's exercise of Landlord's termination option pursuant to this paragraph if (i) within ten (10) Business Days after Tenant's receipt of Landlord's termination notice Tenant exercises such renewal option, and (ii) the Damage Estimate is less than one hundred eighty (180) days.

         Tenant's termination rights set forth above shall be applied separately as to the Office Premises and the Retail Premises, and the foregoing provisions permitting Tenant to terminate this "Lease" shall only mean that Tenant shall have the right to terminate this Lease as respects the Increment that was damaged or rendered unusable by the fire or other casualty; provided, however, that where Tenant shall have a right to terminate this Lease as respects the Office Premises in accordance with the foregoing, at Tenant's election (which shall be set forth in Tenant's termination notice as respects the Office Premises. if given), Tenant's termination right shall also apply to the Retail
Premises. Landlord's termination rights set forth above shall be applied to termination of the entire Lease as set forth in the preceding paragraphs, it being acknowledged that the terms of such termination right already take into account the parties agreement regarding Landlord's right to terminate this Lease where only one Increment of the Premises is affected; provided, however, that if the fire or other casualty is solely to the Retail Premises, and no other portion of the Building or the Real Property is damaged or otherwise affected by such fire or other casualty, and Landlord shall have a right to terminate this Lease in accordance with the foregoing paragraphs of this Paragraph 26 by reason of such fire or other casualty, such termination right shall only apply as respects the Retail Premises.

         Notwithstanding anything to the contrary in the Paragraph 26, if damage which would otherwise lead to a right to terminate this Lease results from the willful misconduct of Landlord or Tenant, the parry from whose misconduct such damage results shall have no right to terminate this Lease.

         If the fire or other casualty damages the Premises or the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Tenant ceases to use any portion of the Premises as a result of such damage, then during the period the Premises or portion thereof are rendered unusable by such damage and repair, Tenant's Monthly Rent and Additional Rent under Paragraphs 5 and 7 above shall be proportionately reduced based upon the extent to which the damage and repair prevents Tenant from conducting, and Tenant does not conduct its business at the Premises; provided, however, if the damage results from the negligence or willful misconduct of Tenant or any other Tenant Party, then Tenant's Monthly Rent and Additional Rent will not abate unless Tenant reimburses Landlord for the deductible under Landlord's rental loss insurance. Landlord shall not be obligated to repair or replace any of Tenant's

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

movable furniture, equipment, trade fixtures, and other personal property, nor any Specialty Alterations installed in the Premises by Tenant, and no damage to any of the foregoing shall entitle Tenant to any abatement, and Tenant shall, at Tenant's sole cost and expense, repair and replace such items. All such repair and replacement of Alterations shall be constructed in accordance with Paragraph 9 above regarding Alterations

         A total destruction of the Building shall automatically terminate this Lease. In no event shall Tenant be entitled to any compensation or damages from Landlord for loss of use of the whole or any part of the Premises or for any inconvenience occasioned by any such destruction, rebuilding or restoration of the Premises, the Building or access thereto, except for the rent abatement expressly provided above. Tenant hereby waives California Civil Code Sections 1932(2) and 1933(4), providing for termination of hiring upon destruction of the thing hired and Sections 1941 and 1942, providing for repairs to and of premises.

         27. Eminent Domain.

            a. If all or any part of the Premises is taken by any public or quasi-public authority under the power of eminent domain, or any agreement in lieu thereof (a "taking"), this Lease shall terminate as to the portion of the Premises taken effective as of the date of taking. If only a portion of the Premises is taken, Landlord or Tenant may terminate this Lease as to the remainder of the Premises upon written notice to the other party within ninety
(90) days after the taking; provided, however, that Landlord's right to terminate this Lease is conditioned upon the portion of the Premises being taken being a material portion, and provided, further however, that Tenant's right to terminate this Lease is conditioned upon the remaining portion of the Premises being of such size or configuration that such remaining portion of the Premises is unusable or uneconomical for Tenant's business, as reasonably determined by Tenant. Notwithstanding the foregoing, in the event of a taking that entitles either party to terminate this Lease as respects the Office Premises in accordance with the foregoing, if such party exercises its right to terminate this Lease as respects the Office Premises such party shall also be entitled to terminate this Lease as to the Retail Premises. In no event shall any taking of the Retail Premises in and of itself entitle either party to terminate this Lease as to the Office Premises. Landlord shall he entitled to all compensation, damages, income, rent awards and interest thereon whatsoever which may be paid or made in connection with any taking and Tenant shall have no claim against Landlord or any governmental authority for the value of any unexpired term of this Lease or of any of the improvements or Alterations in the Premises; provided. however, that the foregoing shall not prohibit Tenant from prosecuting a separate claim against the taking authority for an amount separately designated for Tenant's relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, trade fixtures, Alterations or other improvements paid for by Tenant so long as any award to Tenant will not reduce the award to Landlord.

         In the event of a partial taking of the Premises which does not result in a termination of this Lease, the Monthly Rent and Additional Rent under Paragraphs 5 and 7 hereunder shall be equitably reduced. If all or any material part of the Real Property other than the Premises is taken, Landlord may terminate this Lease upon written notice to Tenant given within ninety (90) days after the date of taking; provided, however, that if the taking is not to the common areas of the Real Property necessary for Tenant's use and occupancy of the Premises, Landlord may only terminate this Lease pursuant to this paragraph if Landlord also terminates the leases of substantially all other tenants of the Building that were, in Landlord's reasonable judgment, similarly affected by the taking (and under which Landlord has such a termination right) and whose leases have a then remaining term of substantially the same duration (or less) as the then remaining term of this Lease.

            b. Notwithstanding the foregoing, if all or any portion of the Premises is taken for a period of time of one (1) year or less ending prior to the end of the term of this Lease, this Lease shall remain in full force and effect and Tenant shall continue to pay all rent and to perform all of its obligations under this Lease; provided, however, that Tenant shall be entitled to all compensation, damages, income, rent awards and interest thereon that is paid or made in connection with such temporary taking of the Premises (or portion thereof), except that any such compensation in excess of the rent or other amounts payable to Landlord hereunder shall be promptly paid over to Landlord as received. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure Section l265.l30 and any other applicable existing or future Legal Requirement providing for, or allowing either party to petition the courts of the state in which the Real Property is located for, a termination of this Lease upon a partial taking of the Premises and/or the Building.

         28. Landlord's Liability: Sale of Building. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent

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shareholders,  partners, members, or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner, member or other owner, on account of any of Landlord's obligations or actions under this Lease. In addition, in the event of any conveyance of title to the Real Property, then the grantor or transferor shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. In no event shall Landlord be deemed to be in default under this Lease unless Landlord fails to perform its obligations under this Lease, Tenant delivers to Landlord written notice specifying the nature of Landlord's alleged default, and Landlord fails to cure such default within thirty (30) days following receipt of such notice (or, if the default cannot reasonably be cured within such period, to commence action within such thirty (30)-day period and proceed diligently thereafter to cure such default). Upon any conveyance of title to the Real Property, the grantee or transferee shalll be deemed to have assumed Landlord's obligations to be performed under this Lease from and after the date of such conveyance, subject to the limitations on liability set forth above in this Paragraph 28. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, Landlord shall transfer such security to the grantee or transferee of Landlord's interest in the Real Property, and upon such transfer Landlord shall be released from any further responsibility or liability for such security.
Notwithstanding   any  other  provision  of  this  Lease   (including,   without
limitation. Landlord's obligations under Paragraph 3.b. above with respect to delivery of the Premises to Tenant), but not in limitation of the provisions of Paragraph 14.a. above, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, or claims of constructive eviction, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnity Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners, members, or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner, member or other owner.

         29. Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days' prior notice from Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement certifying the commencement date of this Lease, stating that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of each such modification), that to the best of Tenant's knowledge Landlord is not in default under this Lease (or, if Landlord is in default, specifying the nature of such default), that Tenant is not in default under this Lease (or, if Tenant is in default, specifying the nature of such default), the current amounts of and the dates to which the Monthly Rent and Additional Rent has been paid, and setting forth such other matters as may be reasonably requested by Landlord. Any such statement may be conclusively relied upon by a prospective purchaser of the Real Property or by a tender obtaining a lien on the Real Property as security. If Tenant fails to deliver such statement within the time required hereunder, and such failure continues for five (5) Business Days after notice thereof from Landlord, such failure shall be conclusive upon Tenant that (i) this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) there are no uncured defaults in Landlord's performance of its obligations hereunder, (iii) not more than one month's installment of Monthly Rent has been paid in advance, and (iv) any other statements of fact included by Landlord in such statement are correct. Tenant acknowledges and agrees that its failure to timely execute such certificate, where such failure shall continue for five (5) Business Days after written notice thereof from Landlord, may cause Landlord serious financial damage by causing the failure of a sale or financing transaction and giving Landlord all of its rights and remedies under Paragraph 25 above, including its right to damages caused by the loss of such sale or financing, but only to the extent any such loss is attributable to Tenant's failure to deliver any such certificate. At any time and from time to time, upon not less than thirty (30) days' prior notice from Tenant, in connection with a legitimate business transaction of Tenant Landlord shall execute and deliver to Tenant, a statement certifying the aforesaid matters to Landlord's knowledge.

         30. Right of Landlord to Perform If Tenant fails to make any payment required hereunder (other than Monthly Rent and Additional Rent) or fails to perform any other of its obligations hereunder, Landlord may, but shall not be obliged to, and without waiving any default of Tenant or releasing Tenant from any obligations to Landlord hereunder, make any such payment or perform any other such obligation on Tenant's behalf; provided, however, that unless in Landlord's good faith judgment earlier payment or performance is required by reason of emergency or to preclude jeopardy to the health, safety or quiet enjoyment of the Building by its tenants or occupants, or further damage or loss to Landlord. or the Real Property, or to preclude any violation (or continued violation) of any Legal Requirement or any default (or continued default) under any Superior Interest, then Landlord shall provide Tenant with not less than five (5) Business Days prior written notice that Landlord will make such payment or perform such obligation on Tenant's behalf if the same is not paid or performed by Tenant prior to the expiration of such five (5) Business Days notice period. All sums so paid by Landlord and all necessary incidental costs in connection with the performance by Landlord of an obligation of Tenant (together with interest thereon from the date of such payment by Landlord until paid at the Interest Rate) shall be payable by Tenant to Landlord upon demand, and Tenant's failure to make such payment upon demand shall entitle Landlord to the same rights and remedies provided Landlord in the event of non-payment of rent.

         31. Late Charge. Tenant acknowledges that late payment of any installment of Monthly Rent or Additional Rent or any other amount required under this Lease will cause Landlord to incur costs not contemplated by this Lease and that the exact amount of such costs would be extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Real Property and the loss of the use of the delinquent funds. Therefore, if any installment of Monthly Rent or Additional Rent or any other amount due from Tenant is not received when due, Tenant shall pay to Landlord on demand, on account of the delinquent payment, an additional sum equal to the greater of (i) three percent (3%) of the overdue amount, or (ii) One Hundred Dollars ($100.00), which additional sum represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Notwithstanding the foregoing, Landlord shall give Tenant notice of non-payment when due of any Monthly Rent, Additional Rent or other amounts required of Tenant under this Lease and five (5) Business Days after delivery of such notice to cure such non-payment once in each calendar year (other than the calendar year of the Office Premises Rent Commencement Date, during which such notice shall be give twice) before assessing the late charge in such calendar year pursuant to this Paragraph 31. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising its right to collect interest as provided above, rent, or any other damages, or from exercising any of the other rights and remedies available to Landlord.

         32. Attorneys' Fees; Waiver of Jury Trial. In the event of any action or proceeding between Landlord and Tenant (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) to enforce any provision of this Lease, the losing party shall pay to the prevailing party all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in such action and in any appeal in connection therewith by such prevailing party. The "prevailing party" will be determined by the court before whom the action was brought based upon an assessment of which party's major arguments or positions taken in the suit or proceeding could fairly be said to have prevailed over the other party's major arguments or positions on major disputed issues in the court's decision. Notwithstanding the foregoing, however, Landlord shall be deemed the prevailing party in any unlawful detainer or other action or proceeding instituted by Landlord based upon any default or alleged default of Tenant hereunder if (i) judgment is entered in favor of Landlord, or (ii) prior to trial or judgment Tenant pays all or any portion of the rent claimed by Landlord, vacates the Premises, or otherwise cures the default claimed by Landlord.

         If Landlord becomes involved in any litigation or dispute, threatened or actual, by or against anyone not a party to this Lease, but arising by reason of or related to any act or omission of Tenant or any Tenant Party and Tenant or a Tenant Parry is also a party in such litigation or dispute. Tenant agrees to pay Landlord's reasonable attorneys' fees and other costs incurred in connection with the litigation or dispute, regardless of whether a lawsuit is actually filed.

         IF ANY ACTION OR PROCEEDING BETWEEN LANDLORD AND TENANT TO ENFORCE THE PROVISIONS OF THIS LEASE (INCLUDING AN ACTION OR PROCEEDING BETWEEN LANDLORD AND THE TRUSTEE OR DEBTOR IN POSSESSION WHILE TENANT IS A DEBTOR IN A PROCEEDING UNDER ANY BANKRUPTCY LAW) PROCEEDS TO TRIAL, LANDLORD AND TENANT HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY IN SUCH TRIAL. Landlord and Tenant agree that this Paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631 (a)(2), and Tenant does hereby authorize and empower Landlord to file this Paragraph and/or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

         33. Waiver. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the party giving such waiver. The waiver by either party of any breach of any provision of this Lease by the other party shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than

Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Tenant's payment of rent due and Tenant's continuance in possession shall not constitute a waiver by Tenant of any default of Landlord. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant. Tenant's consent to or approval of any act by Landlord requiring Tenant's consent or approval shall not be deemed to waive or render unnecessary Tenant's consent to or approval of any subsequent act by Landlord.

         34. Notices. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be delivered personally or sent by registered or certified United States mail, postage prepaid, return receipt requested, or by any reputable overnight or same-day courier that obtains a written signature acknowledging receipt, addressed to Tenant at the Premises, or to such other place as Tenant may from time to time designate by notice to Landlord hereunder; provided, however, that prior to the Office Premises Rent Commencement Date, notices to Tenant shall be addressed to Tenant at 650 Davis Street, San Francisco. California 94111. Attention: Ann Tarrel, with a copy to Tenant at the same address, Attention: Real Estate Department; and provided further, however, that a copy of any default notice given by Landlord to Tenant pursuant to Paragraph 25.a.3. of this Lease shall also be sent by Landlord to Davis, Polk & Wardwell, Attention: Bruce Dallas, 1600 El Camino Real, Menlo Park, California 94025, or to such other counsel as Tenant may from time to time designate by notice to Landlord hereunder. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, or by any reputable overnight or same-day courier, addressed to Landlord in care of Shorenstein Company LLC. 555 California Street, 49th floor, San Francisco, California 94104, Attn: Corporate Secretary, with a copy to the management office of the Building, or to such other place as Landlord may from time to time designate by notice to Tenant hereunder. Notices will be deemed effective upon delivery to the addressee at the designated address. regardless of whether delivery is refused. In the event Tenant requests multiple notices hereunder, tenant will be bound by such notice from the earlier of the effective times of the multiple notices.

         35. Deleted.

         36. Defined Terms and Marginal Headings. When required by the context of this Lease, the singular includes the plural. If more than one person or entity signs this Lease as Tenant, the obligations hereunder imposed upon Tenant shall be joint and several, and the act of, written notice to or from, refund to, or signature of, any Tenant signatory to this Lease (including, without limitation, modifications of this Lease made by fewer than all such Tenant signatories) shall bind every other Tenant signatory as though every other Tenant signatory had so acted, or received or given the written notice or refund, or signed. The headings and titles to the Paragraphs of this Lease are for convenience only and are not to be used to interpret or construe this Lease. Wherever the term "including" or "includes" is used in this Lease it shall be construed as if followed by the phrase "without limitation." The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party simply because one party was the drafter thereof.

         37. Time and Applicable Law. Time is of the essence of this Lease and of each and all of its provisions, except that Tenant's rights and remedies by reason of any delay in delivery of possession of the Premises to Tenant shall be limited as expressly set forth in Paragraph 3.b. above. This Lease shall be governed by and construed in accordance with the laws of the State of California, and the venue of any action or proceeding under this Lease shall be the City and County of San Francisco, California.

         38. Successors. Subject to the provisions of Paragraphs 13 and 28 above, the covenants and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, executors, administrators and assigns.

         39. Entire Agreement; Modifications. This Lease (including any exhibit, rider or attachment hereto) constitutes the entire agreement between Landlord and Tenant with respect to Tenant's lease of the Premises. No provision of this Lease may be amended or otherwise modified except by an agreement in writing signed by the parties hereto. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, including without limitation any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord Or its agents agreed to undertake any alterations or construct any improvements to the Premises except those, if any, expressly provided in this Lease, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. Neither this Lease nor any memorandum hereof shall be recorded by Tenant.

         40. Light and Air. Tenant agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

         41. Name of Building. Tenant shall nor use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name. Notwithstanding anything contained in this Lease to the contrary, Landlord and any merchants' association, promotion fund, media fund or any other entity or agency related to or affiliated with Landlord or the Project or Building may not use Tenant's trademarks, service marks, trade name, copyrights or logos of its business in any manner without Tenant's prior written consent in each and every instance, which consent may be withheld in Tenant's sole discretion. Tenant hereby consents to Landlord's use of Tenant's trade name in any Project or Building directories and advertisements provided that such use is limited to and solely for the purpose of identifying Tenant as a tenant of the Project and Building and the location of Tenant's premises within the Building and Project.

         42. Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         43. Authority. If Tenant is a corporation, partnership, trust, association or other entity, Tenant hereby covenants and warrants that (a) Tenant is duly incorporated or otherwise established or formed and validly existing under the laws of its state of incorporation, establishment or formation, (b) Tenant has and is duly qualified to do business in the state in which the Real Property is located, (c) Tenant has full corporate. partnership, trust, association or other appropriate power and authority to enter into this Lease and to perform all Tenant's obligations hereunder, and (d) each person (and all of the persons if more than one signs) signing this Lease on behalf of Tenant is duly and validly authorized to do so.

         44. No Offer. Submission of this instrument for examination and signature by Tenant does not constitute an offer to lease or a reservation of or option for lease, and is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         45. Real Estate Brokers. Tenant represents and warrants that it has negotiated this Lease directly with the real estate broker(s) identified in Paragraph 2 (the "Brokers") and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesman to act for Tenant in connection with this Lease. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all Claims by any real estate broker or salesman other than the Brokers for a commission, finder's fee or other compensation as a result of Tenant's any inaccuracy in or breach of
Tenant's foregoing representation and warranty. Landlord shall pay any commission owing to the Brokers pursuant to separate agreement(s), and shall indemnify, defend and hold Tenant harmless from and against any and all Claims in connection with this Lease by the Brokers or any other broker or salesman employed by Landlord or as to which Landlord has acted by implication to employ.

         46. Consents and Approvals. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the provision providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that the standard for such consent, approval, judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, unless it is also determined that Landlord's failure was in bad faith, Tenant's sole remedy will he an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy Or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord, but Landlord's approval thereof shall estop Landlord from thereafter objecting to any items expressly approved, subject to Tenant's compliance with any applicable provisions of this Lease with respect to such items.

         47. Reserved Rights. Landlord retains and shall have the rights set forth below, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or, except as provided in Paragraphs 17.e and 23 above, giving rise to any claim for rent abatement;

            a. To grant to anyone the exclusive right to conduct any business or render any service in or to the Building and its tenants, provided that such exclusive right shall not operate to require Tenant to use or patronize such business or service or to exclude Tenant from its use of the Premises expressly permitted herein or its sale from the Retail Premises of any items generally sold in other Sharper Image stores in the San Francisco Bay Area, except that Landlord may prohibit Tenant's right to sell from the Retail Premises food and beverages other than pre-packaged foods.

            b. To perform, Or cause or permit to be performed, at any time and from time to time, including during Business Hours, construction in the common areas and facilities or other leased areas in the Real Property.

            c. To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises in the Real Property and to create additional rentable areas through use or enclosure of common areas.

         Landlord shall use its good faith efforts to minimize noise and disruption to Tenant's business and access to the Premises by reason of the matters described in Paragraph 47.b. and 47.c., and, without limitation, Landlord shall perform any extraordinarily noisy or disruptive work after Business Hours or on weekends to the extent such procedures would be generally followed by managers of other first class office buildings the San Francisco financial district (except to the extent an emergency and/or Legal Requirements require otherwise, as reasonably determined by Landlord).

         48. Financial Statements. Upon submission of this Lease to Landlord and at any time thereafter within thirty (30) days after Landlord's request therefor, Tenant shall furnish to Landlord copies of true and accurate financial statements reflecting Tenant's then current financial situation (including without limitation balance sheets, statements of profit and loss, and changes in financial condition), Tenant's most recent audited or certified annual financial statements, and in addition shall cause to be furnished to Landlord similar financial statements for any guarantor(s) of this Lease. Tenant agrees to deliver to any lender, prospective lender, purchaser or prospective purchaser designated by Landlord such financial statements of Tenant as may be reasonably requested by such lender or purchaser. Notwithstanding the foregoing, so long as Tenant hereunder shall be a publicly traded entity, Tenant may satisfy its obligations hereunder by delivery to Landlord of its financial statements most recently available to the public. Landlord shall use its good faith efforts to keep any financial statements delivered to it pursuant to this Paragraph 48 (other than publicly available financial statements) confidential, and shall inform any party to whom it delivers such nonpublic financial statements of the confidential nature of the same.

         49. Deleted.

         50. Nondisclosure of Lease Terms. Tenant agrees that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant hereby agrees that Tenant and its partners, officers, directors, and employees shall not disclose the terms of this Lease to any other person without Landlord's prior written consent, except to Tenant's attorneys, any auditors or accountants of Tenant in connection with the preparation of Tenant's financial statements or tax returns, to an assignee of this Lease or sublessee of the Premises, or to an entity or person to whom disclosure is required by applicable law or in connection with any action brought to enforce this Lease, or otherwise for a legitimate business purpose of Tenant. Tenant shall not be responsible for the failure of any such party to keep such terms confidential. Landlord acknowledges that the Tenant originally named in this Lease is a publicly traded company, and that such Tenant has informed Landlord that so long as such Tenant remains a publicly traded company, such Tenant is required to file this Lease with the Securities and Exchange Commission (the "SEC"), and that such filing is available to the general public, and that Tenant's officers are legally obligated to answer questions regarding this Lease and its terms.

         51. Hazardous Substance Disclosure. California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items, and asbestos-containing materials ("ACM") must be disclosed. Gasoline and other automotive fluids are found in the garage area of the Building. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas of the Building, these areas may, from time to time, be exposed to tobacco smoke. Building occupants and other persons entering the Building from time-to-time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Further, certain portions of the Building contain ACM in the form of fireproofing on structural elements, heat insulation sealed within fire doors, and small areas of resilient floor tile, but these areas are generally inaccessible to Building occupants and visitors, such as machinery and utility rooms, the inside of sealed walls and above suspended ceilings. Landlord has made no special investigation of the Premises with respect to any hazardous substances. Tenant agrees not to expose or disturb any ACM unless Landlord has given Tenant prior written consent thereto and Tenant complies with all applicable Legal Requirements and Landlord's written procedures for handling ACM. Tenant may obtain a copy of Landlord's written procedures for handling ACM from the Building office.

         52. Options to Renew

            a. Options to Renew. Tenant shall have the option to renew this Lease for two (2) additional terms of five (5) years each, commencing upon the expiration of the initial term of this Lease or the prior renewal term, as applicable. Each renewal option must be exercised, if at all, by written notice given by Tenant to Landlord not later than one (1) year prior to expiration of the initial term of this Lease or the prior renewal term, as applicable. Notwithstanding the foregoing, at Landlord's election, each renewal option shall be null and void and Tenant shall have no right to renew this Lease pursuant thereto if on the date Tenant exercises the option or on the date immediately preceding the commencement of the applicable renewal period (i) the Tenant originally named in this Lease or an Affiliate thereof (collectively, "Original Tenant") is not in occupancy of at least seventy-five percent (75%) of the entire Office Premises then demised hereunder or such Tenant does not intend to continue to occupy at least seventy-five percent (75%) of the entire Office Premises (but intends to assign this Lease or sublet the space in whole or in part), or (ii) an Event of Default (or a default that subsequently matures into an Event-of Default) shall have occurred and be continuing hereunder.

            b. Terms and Conditions. If Tenant exercises the renewal option, then all of the terms and conditions set forth in this Lease as applicable to the Premises during the initial term shall apply during the renewal term, except that (i) Tenant shall take the Premises in their then as-is state and condition,
(ii) the Monthly Rent payable by Tenant for the Premises shall be ninety-five percent (95%) of the then-fair market rent for the Premises based upon the terms of this Lease, as renewed, (iii) the Base Year for the Premises shall be the calendar year in which the renewal term commences, and (iv) the Base Tax Year shall be the calendar year in which the renewal term commences. Fair market rent shall include the periodic rental increases, if any, that would be included for space leased for the period the space will be covered by the Lease. For purposes of this Paragraph 52, the term "fair market rent" shall mean the rental rate for comparable space under primary lease (and not sublease) to new tenants, taking into consideration the quality and prestige of the Building and such amenities as existing improvements, view, floor on which the Premises are situated and the like, situated in first-class, reputable, established high-rise office buildings in comparable locations in the San Francisco financial district, in comparable physical and economic condition, taking into consideration the then prevailing ordinary rental market practices with respect to tenant concessions (if any) (e.g., not offering extraordinary rental, promotional deals and other concessions to tenants which deviate from what is the then-prevailing ordinary practice in an effort to alleviate cash flow problems, difficulties in meeting loan obligations or other financial distress, or in response to a greater than average vacancy rate). For purposes of determining the fair market rent of the Premises, separate determinations shall be made for the Office Premises and the Retail Premises, taking into account the permitted purposes for which each can be used pursuant to Paragraph 8 above of this Lease. The fair market rent shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) calendar day period commencing six (6) months prior to commencement of the renewal period. If Landlord and Tenant are unable to agree upon the fair market monthly rent within said thirty (30)-day period, then the fair market rent shall be established by appraisal in accordance with the procedures set forth in Exhibit D attached hereto.

         53. Building Signage.

            a. Office Premises Signage. Tenant may, at Tenant's expense, install a sign identifying Tenant's business in the Embarcadero lobby entrance of the Building, provided that the design. size, color and location of the sign shall be subject to Landlord's prior reasonable approval and to applicable Legal Requirements. Subject to applicable Legal Requirements, Landlord agrees that such lobby signage may be up to as large and prominent as the tenant signage currently in such lobby. Tenant shall be entitled, at no cost to Tenant, to have the name of Tenant's company listed on (i) the Building directory situated in the main lobby of the Building and (ii) the Tenant directory in the lobby of any multi-tenant floor of the Building on which any portion of the Office Premises is located. If, after any such names are initially listed on the directories, Tenant requests a change in any name as printed thereon, Tenant shall reimburse Landlord for Landlord's cost of reprinting the name for the directories.

            b. Retail Premises Signage. So long as the Retail Premises shall continue to be operated as a retail Sharper Image store, Tenant shall be permitted to maintain storefront signage identifying Tenant's business, provided that the design, size, color and location of the sign shall be subject to Landlord's prior approval in its good faith sole discretion and to applicable Legal Requirements. So long as the Retail Premises shall continue to be operated as a retail Sharper Image store, Landlord shall not place or allow any other party to place any signage on the storefront of the Retail Premises, except as may be required by applicable Legal Requirements.

         54. Right of First Offer.

            a. First Offer Right; Available Space. Tenant shall have an ongoing right of first offer to lease any increments of space of six thousand (6,000) rentable square feet or more on the fifth (5th) or seventh (7th) floor of the Building (each such increment, "First Offer Space"), if the First Offer Space shall become "available for lease" and delivery to Tenant during the period (the "First Offer Period") commencing on the Commencement Data and ending on the data that is five (5) years after the Office Premises Rent Commencement Date. Space shall not be deemed "available for lease" if the tenant under an expiring lease of such space desires to renew or extend its lease (whether pursuant to a right or option or pursuant so new arrangements entered into with Landlord) or if any tenant of the Building exercises an option or right of first offer or refusal or other right to lease such space, which option or right has been granted (i) prior to the date of this Lease, (ii) in any Initial Lease (as defined below) as originally executed, or (iii) in any lease entered into by Landlord as a result of Tenant not exercising a right of first offer pursuant to this Paragraph 54. Space that is vacant and un-leased as of the date of this Lease shall not be deemed "available for lease" until the initial lease of such space (the "Initial Lease") entered into after the date of this Lease shall expire and such space shall otherwise be "available for lease" within the meaning described above. Upon First Offer Space becoming available for lease, Landlord shall notify Tenant in writing of such availability prior to Leasing the space to any other party, which notice shall mention the actual or estimated availability date of the First Offer Space; provided, however, that Landlord shall have no obligation to deliver any such availability notice (i) prior to the Commencement Date (and Tenant shall have no rights under this Paragraph 54 prior to such date), (ii) prior to one (1) year prior to the estimated availability date, or (iii) if the estimated availability date of the First Offer Space is later than five (5) years after the Office Premises Rent Commencement Date. For a period of seven
(7) Business Days after receipt of such availability notice from Landlord, Tenant shall have a right to elect to lease such First Offer Space. If Tenant docs not elect to lease the First Offer Space within such seven (7) Business Day period, Landlord shall have the right to lease the First Offer Space or any portion thereof to any third party or parties for a term and on such other conditions as Landlord may determine in Landlord's sole discretion and all rights of Tenant under this Paragraph 54 with respect to that particular First Offer Space shall thereafter cease and forever terminate, unless and until such First Offer Space shall again become available for lease within the meaning described above, at which time it shall again be offered to Tenant pursuant to the terms of this Paragraph 54.

            b. Terms and Conditions. Upon Tenant's election to lease the First Offer Space, Landlord and Tenant shall promptly enter into an amendment of this Lease, adding such First Offer Space to the Premises on all the terms and conditions set forth in this Lease as to the Premises originally demised under this Lease, except that (i) the term of the lease to Tenant of the First Offer Space shall commence upon the date on which the First Offer Space is delivered to Tenant and shall continue co-terminously with the remaining term hereof and any extension thereof, (ii) the Monthly Rent payable by Tenant under Paragraphs 2.c. and 5 of this Lease for the First Offer Space shall be the fair market rent for such space, as provided for below, (iii) the Base Year for the First Offer Space shall be the calendar year in which the First Offer Space is added to this Lease and the Base Tax Year for the First Offer Space shall be the calendar year in which the First Offer Space is added to this Lease, (iv) Tenant's proportionate share payable under Paragraph 7 hereof with respect to the First Offer Space shall be determined by dividing the rentable square footage of such First Offer Space, as set forth in Landlord's availability notice, by the rentable square footage of the Building, and (v) Tenant shall take the First Offer Space in its then "as is" condition.

         The fair market rent for the First Offer Space shall be mutually agreed upon by Landlord and Tenant in writing within the thirty (30) day period commencing with Tenant's exercise of the option to lease the First Offer Space, but no sooner than six (6) months prior to the data the First Offer Space is to be added to this Lease. For purposes of this Paragraph 54, the term "fair market rent" shall have the meaning set forth in Paragraph 52.b. hereof. If Landlord and Tenant are unable to agree upon the fair market monthly rent within such thirty (30) day period, then the fair market monthly rent shall be established by appraisal in accordance with the procedures set forth in Exhibit D. If the fair market rent for the First Offer Space has not been established prior to the date the First Offer Space is to be added to this Lease, then Tenant shall pay as minimum Monthly Rent for the First Offer Space the minimum Monthly Rent described in the next paragraph. If the fair market rent, as subsequently determined, exceeds the rent paid by Tenant for the First Offer Space during the period prior to the date the fair market rent was determined, Tenant shall pay the deficiency to Landlord within thirty (30) days after such determination, and if the fair market rent, as subsequently determined, is less than the rent so paid by Tenant, Landlord shall credit Tenant's overpayment against Tenant's next accruing Monthly Rent obligations with respect to the Premises.

         Notwithstanding anything in the foregoing or Exhibit D to the contrary, in no event shall the Monthly Rent for the First Offer Space be less than the amount produced by multiplying the rentable square footage of the First Offer Space by the average of the monthly rental rate per rentable square foot payable by Tenant for all Premises (excluding the Retail Premises) then leased under this Lease under Paragraphs 2, 5 and 7 hereof for the calendar month immediately preceding the date the First Offer Space is added to this Lease.

         If Tenant shall exercise the right of first offer granted herein, Landlord shall use its reasonable efforts to delivery the First Offer Space to Tenant on or about the availability rate set forth in Landlord's availability notice, but Landlord does not guarantee that the First Offer Space will be available on the stated availability date for the lease thereof, if the then existing occupants of the First Offer Space shall hold over, or delivery is delayed for any other reason beyond Landlord's reasonable control. In such event, as Tenant's sole recourse, rent with respect to the First Offer Space shall be abated until Landlord lawfully delivers the same to Tenant; provided, however, that if the First Offer Space is not delivered to Tenant within one hundred eighty (180) days after the availability date set forth in Landlord's availability notice, as such one hundred eighty (180) day period shall be extended for delays caused by Force Majeure, Tenant shall have the right to terminate this Lease as respects such First Offer Space, which termination right shall be exercised, if at all, no later than tea (10) Business Days after the expiration of such one hundred eighty (180) day period, as so extended.

         c. Limitation on Tenant's Right of First Offer. Notwithstanding the foregoing, if on the date of exercise of the right of first offer, or the date immediately preceding the date the Lease term for the First Offer Space is to commence, (i) Tenant is in default under this Lease, or (ii) the Tenant originally named herein or an Affiliate thereof (a) is not in occupancy of at least seventy-five percent (75%) of the entire Office Premises then leased under this Lease or (b) does not intend to occupy at least seventy-five percent (75%) of the entire Office Premises then leased under this Lease, together with the entire First Offer Space (but intends to assign this Lease or sublease the Office Premises such that such occupancy threshold will not be met, or to sublease the First Offer Space in whole or part), then, at Landlord's election, Tenant shall have no right to lease the First Offer Space and the exercise of the right of first offer shall be null and void.

         55. Parking.

            a. Commencing on the date that Tenant shall commence the conduct of business from the Office Premises, Landlord shall provide Tenant, thirty (30) parking spaces in the parking garage of the Building, and Tenant shal1 pay Landlord or the operator of the garage, as directed by Landlord, for such parking at the rate or charge in effect from time to time for parking in the garage. Of such thirty (30) spaces, five (5) spaces shall be on a reserved, assigned and labeled basis, fifteen (15) shall be grouped together in a designated area of the parking garage, and ten (10) spaces shall be on an unassigned, non-exclusive and unlabelled basis anywhere in the garage. Tenant acknowledges that the monthly and hourly rates or charges in effect may vary from time to time based on, among other things, the time of day, type of parking (e.g., valet, self-park, or tandem) and general rate increases.

            b. Tenant shall provide Landlord with advance written notice of the names of each individual to whom Tenant from time to time distributes Tenant's parking rights hereunder, and shall cause each such individual to execute Landlord's standard waiver form for garage users. If the parking charge is not paid when due, and such failure continues for ten (10) Business Days after written notice to Tenant of such failure, then Landlord may terminate Tenant's rights under this Paragraph 55 with respect to the number of spaces as to which the parking charge remains unpaid. Further, if at any time Tenant releases to Landlord (or Tenant fails to initially lease from Landlord) any parking space provided for in this Paragraph 55, then Tenant's right under this Paragraph 55 to use such released parking space shall automatically forever terminate.

            c. At Landlord's election from time to time (which may be On a daily basis), Landlord may alternate the parking made available hereunder between valet-type parking and the self-parking described in Paragraph 55.a. above; provided, however, that in no event shall the five (5) reserved spaces described above be subject to valet parking unless required by applicable Legal Requirements. In addition, at Landlord's election from time to time, upon at least thirty (30) days' prior written notice to Tenant, Landlord may change all of the parking hereunder to self parking on an assigned basis (subject to Landlord's right from time to time thereafter to return to valet-type parking or self-parking as described in Paragraph 55.a. above). In any case where self-parking shall, be in effect, the parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars. Landlord shall take reasonable actions to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the parking facility. Without limiting the foregoing, in no event shall this Lease be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage, nor shall there be any abatement of rent hereunder (other than the parking charge paid hereunder for any parking space no longer made available), by reason of any reduction in Tenant's parking rights hereunder by reason of strikes, lock-outs, labor disputes, shortages of material or labor, fire, flood or other casualty, acts of God or any other cause beyond the control of Landlord. Access to the parking spaces to be made available to Tenant shall, at Landlord's option, be by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord, and Tenant's right to use the parking facility is conditioned on Tenant's abiding by and shall otherwise be subject to such reasonable rules and regulations as may be promulgated by Landlord from time to time for the parking facility.

            d. The parking rights set forth in this Paragraph 55 are transferable to any permitted assignee of this Lease or subtenant of the Premises or any portion thereof, but are otherwise non-transferable and shall not inure to the benefit of any other transferee of Tenant. In the event of any assignment or sublease of parking space rights that is approved by Landlord (provided, however, that such approval may be granted or withheld by Landlord in its sole and absolute discretion), Landlord shall be entitled to receive one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

            e. Upon Tenant's lease of any First Offer Space pursuant to Paragraph 54 above, commencing as of the date of Tenant's occupancy of the respective space for the conduct of business, Tenant shall have the right to require that Landlord provide parking in the garage of the Building for up to one (1) additional automobile for each two thousand one hundred (2,100) rentable square feet contained within the respective space (as rounded down to the nearest whole parking space), on all of the terms and conditions of this Paragraph 55, except that all such additional parking spaces shall be on an unassigned, non-exclusive and unlabelled basis anywhere in the garage (subject to Paragraph 55.c. above).

            THIS LEASE IS EXECUTED by Landlord and Tenant as of the date set forth at the top of page 1 hereof

LANDLORD:                                      TENANT:

SKI HILLS PLAZA VENTURE, LLC,                  SHARPER IMAGE CORPORATION,
a Delaware limited liability company           a Delaware corporation

By:    /s/ James A. Pierre                     By:    /s/ Jeffrey P. Forgan
       -----------------------------                  --------------------------
Name:  James A. Pierre                         Name:  Jeffrey P. Forgan
       -----------------------------                  --------------------------
Title: Vice President                          Title: EVP/CPO
       -----------------------------                  --------------------------

                                               By:    /s/ Joe Williams
                                                      --------------------------
                                               Name:  Joe Williams
                                                      --------------------------
                                               Title: SVP
                                                      --------------------------

                                   EXHIBIT A

                              OUTLINE OF PREMISES
                                  Page 1 of 2


                              [GRAPHIC GOES HERE]


                                345 Spear Street
                                    Floor 01
                                   Exhibit A
                                  Page 1 of 2

                                   EXHIBIT A

                              OUTLINE OF PREMISES
                                  Page 2 of 2


                              [GRAPHIC GOES HERE]


                                345 Spear Street
                                    Floor 06
                                   Exhibit A
                                  Page 2 of 2

                                    EXHIBIT B

                              RULES AND REGULATIONS

                                   HILLS PLAZA

         1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the Building outside of the Premises without the prior written consent of Landlord, which consent may he withheld by Landlord in Landlord's sole discretion, nor may any sign, placard, picture, advertisement, name or notice be inscribed, displayed or printed or affixed on or to any part of the Premises visible from the exterior of the Premises if the item is disapproved by Landlord because Landlord determines in good faith that the item is not consistent with the stature of the Building as a first class office building. Landlord shall have the right to remove, at Tenant's expense and without further notice to Tenant, any such sign, placard, picture, advertisement, name or notice that remains in place in violation of the preceding provisions where such violation shall continue for five (5) Business Days after Landlord's written notice thereof to Tenant.

            All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

            If Landlord notifies Tenant in writing that Landlord objects to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, such use of such curtains, blinds, shades or screens shall be removed immediately by Tenant. No awning shall be permitted on any part of the Premises.

         2. No ice, drinking water, towel, barbering or bootblacking, shoeshining or repair services, or other similar services shall be provided to the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord.

         3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom.

         4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the Tenant Parties or used by Tenant for any purpose other than for ingress to and egress from its Premises. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants. No tenant and no employees or invitees of any tenant shall go upon the roof of the Building.

         5. Tenant shall not alter any lock or install any new or additional locks or any bolts on any interior or exterior door of the Premises without the prior written consent of Landlord.

         6. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

         7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof.

         8. No furniture, freight or equipment of any kind shall be brought into the Building without the consent of Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the tunes and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant. The elevator designated for freight by Landlord shall be available for use by all tenants in the Building during the hours and pursuant to such procedures as Landlord may determine from time to time. The persons employed to move Tenant's equipment, material, furniture or other property in or out of the Building must be acceptable to Landlord. The moving company must be a locally recognized professional mover, whose primary business is the performing of relocation services, and must be bonded and fully insured. In no event shall Tenant employ any person or company whose presence may give rise to a labor or other disturbance in the Project. A certificate or other verification of such insurance must be received and approved by Landlord prior to the start of any moving operations. Insurance must be sufficient in Landlord's sole opinion, to cover all personal liability, theft or damage to the Project, including, but not limited to, floor coverings, doors, walls, elevators, stairs, foliage and landscaping. Special care must be taken to prevent damage to foliage and landscaping during adverse weather. All moving operations shall be conducted at such times and in such a manner as Landlord shall direct, and all moving shall take place during non-business, hours unless Landlord agrees in writing otherwise.

         9. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Building or the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         10. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. In no event shall Tenant keep, use, or permit to be used in the Premises or the Building any guns, firearm, explosive devices or ammunition.

         11. No cooking shall be done or permitted by Tenant in the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, however, Tenant may maintain and use microwave ovens and equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that Tenant shall (i) prevent the emission of any food or cooking odor from leaving the Premises, (ii) be solely responsible for cleaning the areas where such equipment is located and removing food-related waste from the Premises and the Building, or shall pay Landlord's standard rate for such service as an addition to cleaning services ordinarily provided, (iii) maintain and use such areas solely for Tenant's employees and business invitees, not as public facilities, and (iv) keep the Premises free of vermin and other pest infestation and shall exterminate, as needed, in a manner and through contractors reasonably approved by Landlord, preventing any emission of odors, due to extermination, from leaving the Premises. Notwithstanding clause (ii) above, Landlord shall, without special charge, empty and remove the contents of one (1) 15-gallon (or smaller) waste container from the food preparation area so long as such container is fully lined with, and the contents can be removed in, a waterproof plastic liner or bag, supplied by Tenant, which will prevent any leakage of food related waste or odors; provided, however, that if at any time Landlord must pay a premium or special charge to Landlord's cleaning or scavenger contractors for the handling of food-related or so-called "wet" refuse, Landlord's obligation to provide such removal, without special charge, shall cease.

         12. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

         13. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced into the Premises and the Building. No boring or cutting for wires will be allowed without the prior consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the prior approval of Landlord.

         14. Upon the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord the keys of offices, rooms and toilet rooms which have been furnished by Landlord to Tenant and any copies of such keys which Tenant has made. In the event Tenant has lost any keys furnished by Landlord, Tenant shall pay Landlord for such keys.

         15. Tenant shall not lay linoleum, tile, carpet Or other similar floor covering so that the same shall be affixed to the floor of the Premises, except to the extent and in the manner approved in advance by Landlord. The expense of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

         16. No furniture, packages, supplies, equipment or merchandise will be received in the Building or carried up or down in the elevators, except between such hours and in such elevators as shall be designated by Landlord, which elevator usage shall be subject to the Building's customary charge therefor as established from time to time by Landlord.

         17. On Saturdays, Sundays and legal holidays, and on other days between the hours of 6:00 P.M. and 8:00 A.M., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the person or employee of the Building in charge and has a pass or is properly identified; provided, however, that the foregoing shall not be applicable to the Retail Premises so long as the same shall be operated as a retail Sharper Image store. Landlord shall in no case be liable for damages for any good faith error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants and protection of property in the Building.

         18. Tenant shall be responsible for insuring that the doors of the Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. Landlord shall not be responsible to Tenant for loss of property On the Premises, however occurring, or for any damage to the property of Tenant caused by the employees Or independent contractors of Landlord or by any other person.

         19. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

         20. The requirements of any tenant will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

         21. No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, except those intended solely for use by Tenant's employees and located in break areas or lunch rooms.

         22. Subject to Tenant's right of access to the Premises in accordance with Building security procedures, Landlord reserves the right to close and keep locked all entrance and exit doors of the Building on Saturdays, Sundays and legal holidays and on other days between the hours of 6:00 PM. and 8:00 AM., and during such further hours as Landlord may deem advisable for the adequate protection of the Building and the property of its tenants.

                                    EXHIBIT C

                        FORM OP COMMENCEMENT DATE LETTER


Sharper Image Corporation

----------------------------------

----------------------------------

Re: Lease dated as of May 10, 2004 (the "Lease") between SRI HILLS PLAZA VENTURE, LLC, a Delaware limited liability company ("Landlord"), and Sharper Image Corporation, a Delaware corporation ("Tenant"), for office premises (the "Office Premises") located on the 6th floor of the building located at 345 Spear Street, San Francisco, California (the "Budding") and for retail premises (the "Retail Premises") located on the ground floor of the Building.

Ladies and Gentlemen:

This letter is given pursuant to Paragraph 2.b. of the Lease. Capitalized terms not otherwise defined herein are used herein as defined in the Lease.

The Office Premises Commencement Date under the Lease occurred on _____________________, which is the date Landlord delivered the Office Premises to Tenant in the condition required by the Lease. The Office Premises Rent Commencement Date, as determined in accordance with the Lease, is _____________

The Retail Premises Commencement Date under the Lease occurred on _____________________, which is the date Landlord delivered the Retail Premises to Tenant in the condition required by the Lease. The Retail Premises Rent Commencement Date, as determined in accordance with the Lease, is _____________.

The Expiration Date under the Lease is ______________, which is the last day of the 120th full calendar month following the Office Premises Rent Commencement Date.

Please sign and return the enclosed copy of this letter evidencing your agreement with the foregoing.


SRI HILLS PLAZA VENTURE, LLC,
a Delaware limited liability company



By:
    -----------------------------------

    Name:
          -----------------------------

    Title:
          -----------------------------




AGREED
------

SHARPER IMAGE CORPORATION.
a Delaware corporation


By:
    -----------------------------------

Name:
      ---------------------------------

Title:
      ---------------------------------

                                    EXHIBIT D

                               Appraisal Procedure

         Within fifteen (15) days after the expiration of the thirty (30)-day period set forth in Paragraphs 52.b. and 54.b. of the Lease for the mutual agreement of Landlord and Tenant as to the fair market monthly rental, each party hereto, at its cost, shall engage a real estate broker to act on its behalf in determining the fair marker monthly rental. The brokers each shall have at least ten (10) years' expense with leases in first-class high-rise office buildings in the San Francisco financial district and shall submit to Landlord and Tenant in advance for Landlord's and Tenant's reasonable approval the appraisal methods to be used. If a party does not appoint a broker within such fifteen (15)-day period but a broker is appointed by the other respective party, the single broker appointed shall be the sole broker and shall set the fair market monthly rental. If the two brokers are appointed by the parties as stated in this paragraph, such brokers shall meet promptly and attempt to set the fair market monthly rental. If such brokers are unable to agree within thirty (30) days after appointment of the second broker, the brokers shall elect a third broker meeting the qualifications stated in this paragraph within ten
(10) days after the last date the two brokers are given to set the fair market monthly rental. Each of the parties hereto shall bear one-half (1/2) the cost of appointing the third broker and of the third broker's fee. The third broker shall be a person who has not previously acted in any capacity for either party.

         The third broker shall conduct his own investigation of the fair market monthly rent, and shall be instructed not to advise either party of his determination of the fair marker monthly rent except as follows: When the third broker has made his determination, he shall so advise Landlord and Tenant and shall establish a date, at least five (5) days after the giving of notice by the third broker to Landlord and Tenant, on which he shall disclose his determination of the fair market monthly rent. Such ??? shall take place in the third broker's office unless otherwise agreed by the parties. After having initialed a paper on which his determination of fair market monthly rent is set forth, the third broker shall place his determination of the fair market monthly rent in a sealed envelope. Landlord's broker and Tenant's broker shall each set forth their determination of fair market monthly rent on a paper, initial the same and place them In sealed envelopes. Each of the three envelopes shall be marked with the name of the party whose determination is inside the envelope.

         In the presence of the third broker, the determination of the fair market monthly rent by Landlord's broker and Tenant's broker shall be opened and examined. If the higher of the two determinations is one hundred five percent (105%) or less of the amount set forth in the lower determination, the average of the two (2) determinations shall be the fair market monthly rent, the envelope containing the determination of the fair market monthly rent by the third broker shall be destroyed and the third broker shall be instructed not to disclose his determination. If either party's envelope is blank, or does not set forth a determination of fair market monthly rent, the determination of the other party shall prevail and be treated as the fair market monthly rent. If the higher of the (2) two determinations is more than one hundred five percent (105%) of the amount of the lower determination, the envelope containing the third broker's determination shall be opened. If the value determined by the third broker is the average of the values proposed by Landlord's broker and Tenant's broker, the third broker's determination of fair market monthly rent shall be the fair market monthly rent. If such is not the case, fair market monthly rent shall be the rent proposed by whichever of Landlord's broker or Tenant's broker is closest to the determination of fair market monthly rent by the third broker.

                                       1